UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to § 240.14a-12

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 26, 2012

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. which will be held at 9:00 a.m., C.D.T., Thursday, June 7, 2012, at the Doubletree Hotel Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy at your earliest convenience.  Your shares will then be represented at the meeting, and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote.  If you attend the meeting and wish to vote your shares in person, you may revoke your proxy and vote at that time.

Sincerely,

/s/ Scott L. Thompson

Scott L. Thompson
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2012

TO THE STOCKHOLDERS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.:

The Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. (the “Company”) will be held at 9:00 a.m., C.D.T., Thursday, June 7, 2012, at the Doubletree Hotel Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma for the following purposes:

1.
To elect six directors to serve until the next annual meeting of stockholders and until their successors shall have been elected and shall qualify or as otherwise provided by the By-laws of the Company;

2.
To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012;

3.	To approve, on an advisory basis, the compensation of the named executive officers of the Company;

4.	To approve proposed amendments, including the addition of 950,000 shares, to the Dollar Thrifty Automotive Group, Inc. Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan;

5.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized common share capital; and

6.	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 9,  2012 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof (unless the Board of Directors fixes a new record date for any such postponed or adjourned meeting).  A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for at least 10 days before the meeting in the Office of the General Counsel, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  The list will also be available for inspection at the meeting site during the meeting.

Your vote is important.  Whether or not you plan to attend the meeting, please vote now by proxy in order to ensure the presence of a quorum.  You may vote by marking, signing and dating your proxy card on the reverse side and returning it promptly in the accompanying postage-paid envelope.  A proxy may be revoked at any time prior to its exercise at the meeting, and your return of the enclosed proxy will not affect your right to vote your shares if you attend the meeting in person.

By Order of the Board of Directors

/s/ Vicki Vaniman

Vicki J. Vaniman
Secretary

Your vote is important. Please vote by marking, signing and dating your proxy card on the reverse side and returning it promptly in the accompanying postage-paid envelope.

TABLE OF CONTENTS
INFORMATION ABOUT THE MEETING	1

Quorum	1
Vote Required	1
Proxy Voting	2
Proxy Solicitation	2
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 7, 2012	2

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	3

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	4

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE COMPENSATION OF NAME EXECUTIVE OFFICERS	6

PROPOSAL NO. 4 - AMENDMENTS TO SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN	7

PROPOSAL NO. 5 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARE CAPITAL	8

BIOGRAPHICAL INFORMATION REGARDING DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	10

ADDITIONAL INFORMATION FOR PLAN AMENDMENT PROPOSAL	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	23

Certain Beneficial Owners	23
Directors, Director Nominees and Executive Officers	24

INDEPENDENCE, MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS	26

Independence	26
Meetings and Committees	26
Attendance at Annual Meetings of Stockholders	27
Governance Committee	27
Audit Committee	28
Human Resources and Compensation Committee	28
Report of Audit Committee	29
Compensation	31
Board Meeting Fees, Committee Meeting Fees and Retainers	31
Restricted Stock Grants	31
Other	31
No Employee Director Compensation or Benefits	31
Director Compensation Table	32
Stock Ownership Guidelines	32
Leadership Structure of the Board	32
Board’s Role in Risk Oversight	33
Communications with Stockholders	33

i

EXECUTIVE COMPENSATION	34

Compensation Discussion and Analysis	34
2011 Business Overview	34
2011 Pay Actions	35
2011 Shareholder Advisory Vote on Executive Pay	36
Objectives of Compensation Program	36
Participants in Compensation Decisions	37
Comparative Data and Benchmarking	37
Internal Pay Equity	38
General Information Regarding Elements of Compensation	38
Discussion of Elements of Compensation	39
Change in Control Arrangements	42
2011 Compensation Decisions	42
Impact of Accounting and Tax Treatment on Compensation	43
Common Stock Ownership Guidelines	43
Compensation Recoupment	44
Compensation Committee Report	44
Summary Compensation Table	45
Grants of Plan-Based Awards	46
Outstanding Equity Awards at Fiscal Year-End	47
Option Exercises and Stock Vested	48
Nonqualified Deferred Compensation	49
Potential Payments Upon Termination or Change in Control	50
Introduction	50
Payments Made Upon Involuntary Termination With Cause or Voluntary Termination
(Other Than Retirement)	50
Payments Made Upon Involuntary Termination Without Cause or Due to a Reduction in Force	50
Payments Made Upon Retirement, Death or Disability	51
Payments Made Upon a Change in Control	52
Involuntary Termination Without Cause or for Good Reason	53
Retirement Arrangements	55
Equity Compensation Plan Information	56

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS	57

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	57

CODE OF ETHICS	57

ANNUAL REPORT ON FORM 10-K	57

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR NEXT ANNUAL MEETING	57

OTHER MATTERS	58

EXHIBIT A	59

APPENDIX A	60

ii

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
5330 East 31st Street
Tulsa, Oklahoma 74135

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

This Proxy Statement is solicited by the Board of Directors (the “Board”) of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTG”), on behalf of DTG, and is furnished in connection with the Annual Meeting of Stockholders to be held at 9:00 a.m., C.D.T., Thursday, June 7, 2012, at the Doubletree Hotel Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma.  DTG began mailing this Proxy Statement and the accompanying proxy card on or about April 26, 2012.

As used in this Proxy Statement, the “Company” means collectively DTG and its subsidiaries, unless the context otherwise requires.

Quorum

The record date for the meeting is April 9, 2012.  DTG has outstanding one class of voting securities:  its common stock, $0.01 par value (“Common Stock” or “Shares”), of which 28,127,790 Shares were outstanding as of the close of business on the record date.  A majority of those Shares (a quorum) must be present, in person or by proxy, to conduct business at the meeting.  Abstentions and broker non-votes are counted as present in determining whether there is a quorum.  In addition, any stockholder who properly executes and returns the proxy card withholding authority to vote for a director nominee will be counted as present in determining whether there is a quorum.

Vote Required

Each stockholder is entitled to one vote for each Share held of record at the close of business on the record date.  Directors of DTG are elected by a plurality of the votes cast at the meeting.  Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote so long as a quorum exists, regardless of whether such nominee receives more than 50% of the stockholder vote.  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), Proposal No. 1 - Election of Directors is not a “routine” item as to which brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to an uncontested director election.  Because DTG has a plurality voting standard for the election of directors, however, broker non-votes will have no impact on the outcome of the vote on Proposal No. 1.

Under NYSE rules, Proposal No. 2 - Appointment of Independent Registered Public Accounting Firm is considered a “routine” item under NYSE rules.  This means that brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to the Proposal.  In accordance with DTG’s Fourth Amended and Restated By-laws (the “By-laws”), Proposal No. 2 will be approved on the favorable vote of a majority of the Shares present in person or represented by proxy and entitled to vote on such matter.  Abstentions will have the effect of votes against Proposal No. 2.

           Under rules of the Securities and Exchange Commission (“SEC”), Proposal No. 3 - Advisory Vote to Approve Compensation of the Named Executive Officers is a non-binding, advisory vote only.  In accordance with the By-laws, Proposal No. 3 will be approved on the favorable vote of a majority of the Shares present in person or represented by proxy and entitled to vote on such matters.  Proposal No. 3 is not a “routine” item under NYSE rules, and therefore brokerage firms may not vote on behalf of clients who have not furnished voting instructions with respect to this Proposal.  Broker non-votes will have no effect on the outcome of the vote on Proposal No. 3.  Abstentions will count as votes against Proposal No. 3.

Proposal No. 4 - Amendments to Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan is not a “routine” item under NYSE rules, and brokerage firms that have not received voting instructions from their clients on this matter may not vote on this Proposal.  Under the By-laws, Proposal No. 4 must be approved by a majority of the Shares present in person or represented by proxy and entitled to vote.  Under the NYSE stockholder approval policy, approval of Proposal No. 4 also requires the vote of a majority of the votes cast, and the total number of votes actually cast on Proposal No. 4 must represent more than 50% in interest of all stockholders entitled to vote on Proposal No. 4.  Broker non-votes are not considered votes cast and therefore will have no effect on the first part of this requirement, but the related Shares will be included in the denominator for purposes of determining the outcome of the second part.  Abstentions will have the effect of a vote against Proposal No. 4 for purposes of both Delaware law and the NYSE requirement.

Proposal No. 5 - Amendment to the Certificate of Incorporation to Increase the Authorized Common Share Capital.  In accordance with Delaware law, the affirmative vote of the holders of a majority of the Company’s outstanding Shares entitled to vote at the Annual Meeting is required for the adoption of Proposal No. 5.  Proposal No. 5 is not a “routine” item under NYSE rules, and brokerage firms that have not received voting instructions from their clients on this matter may not vote on this Proposal.  Broker non-votes and abstentions will have the effect of a vote against Proposal No. 5.

Inspectors of election appointed by the Board will determine whether a quorum is present and will tabulate the votes for the meeting.

Proxy Voting

The proxy card represents the Shares held of record by each stockholder at the close of business on the record date.  Each stockholder can authorize the individuals named in the proxy card to vote Shares by signing, dating and promptly returning the proxy card.  Each stockholder’s Shares will then be voted at the meeting as the stockholder specifies or, if the stockholder does not specify a choice, as recommended by the Board.  Each stockholder may revoke the proxy by voting in person at the meeting, or by submitting a written revocation or a later-dated proxy addressed to the Secretary of DTG that is received by DTG before the meeting.  If you hold your Shares through a brokerage firm, bank, fiduciary, voting trust or other nominee, you may elect to vote your Shares by a toll-free phone number or over the Internet by following the instructions on the proxy materials forwarded to you.

Proxy Solicitation

Execution and return of the enclosed proxy is being solicited by the Board, on behalf of DTG, for the purposes set forth in the Notice of Annual Meeting of Stockholders.  Solicitation other than by mail may be made personally, by telephone or otherwise and by employees of DTG who will not be compensated for such services.  Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of Shares held of record by any such nominee.  DTG has retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $12,500 plus reimbursement for out-of-pocket expenses.  The entire cost of soliciting proxies will be borne by DTG.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 7, 2012:

Stockholders may view this Proxy Statement, our form of proxy and our 2011 Annual Report to Stockholders over the Internet by accessing the website www.proxydocs.com/dtg.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In accordance with the By-laws, the Board has set its size at six members.  Under the By-laws, the number of directors may be changed at any time by resolution of the Board.  The terms of each of the six current directors expire upon the election and qualification of the directors to be elected at the Annual Meeting of Stockholders, or as otherwise provided by the By-laws.  DTG has nominated for re-election to the Board the six individuals who currently serve as directors on the Board, each of whom has consented to serve as a director if elected.

If elected, each director nominee will serve for a one-year term ending at the Annual Meeting of Stockholders to be held in 2013, or when such nominee’s successor is duly elected and qualified or as otherwise provided by the By-laws.  For more information concerning these nominees, see “Biographical Information Regarding Director Nominees and Executive Officers.”  Unless otherwise designated, the enclosed proxy card will be voted FOR the election of such nominees as directors.  The Board does not believe that any of these nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election or decline to serve, the stockholder’s proxy will be voted for a substitute nominee designated by the Board unless the Board reduces the number of directors to be elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES DESCRIBED HEREIN AS DIRECTORS OF DTG.

PROPOSAL NO. 2 –APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed, subject to stockholder ratification, Ernst & Young LLP (“E&Y”), an independent registered public accounting firm, as the independent auditors of DTG for the fiscal year ending December 31, 2012.  In making this appointment, the Audit Committee considered whether the provision of services (and the aggregate fees billed for those services) by E&Y, other than audit services, is compatible with maintaining the independence of the outside auditors.

           As previously reported in 2011, consistent with its charter responsibility to consider rotation of the independent auditors for the Company, the Audit Committee of the Board conducted a “request for proposal” process in which it evaluated the credentials of various candidates to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.  Following completion of that process, the Audit Committee determined to retain E&Y in such capacity for the quarterly reviews and annual audit of the 2011 financial statements.  The Company notified Deloitte & Touche LLP (“Deloitte”) of the Audit Committee’s determination on January 31, 2011. Deloitte remained in place as the Company’s independent registered public accounting firm as of and for the fiscal year ended December 31, 2010, and was dismissed by the Audit Committee effective upon the completion of such audit on February 28, 2011.

During the Company’s fiscal year ended December 31, 2010, and for the period January 1, 2011 through February 28, 2011, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their reports with respect to the Company’s consolidated financial statements for any of such periods.  During such periods, there were also no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.  The reports of Deloitte with respect to the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The following table provides the various fees and out-of-pocket costs billed by Deloitte and E&Y in the aggregate for the fiscal years ended December 31, 2010 and 2011, respectively:

	E&Y 2011	Deloitte 2010
Audit Fees In 2010 and 2011, audit fees related to audits of the consolidated and subsidiaries’ annual financial statements, reviews of the consolidated quarterly financial statements, the audit of internal control over financial reporting, comfort procedures and accounting consultation related to audit work.	$939,238	$965,093
Audit-Related Fees In 2010 and 2011, audit-related fees primarily related to agreed-upon debt compliance procedures, advisory services (including merger-related due diligence in 2010), and other accounting consultations.	$115,200	$844,757
Tax Fees	$ -0-	$ -0-
All Other Fees	$ -0-	$ -0-

The Audit Committee has the sole authority to retain and terminate the independent auditors and to pre-approve any non-audit services performed by such independent auditors as set forth in the Audit Committee charter.  The authority to grant pre-approvals may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee for ratification.

Pre-approvals are granted on a case-by-case basis.  The Audit Committee pre-approved all engagements of Deloitte and E&Y to provide audit and non-audit services in 2010 and 2011, respectively, including estimates and/or hourly rates proposed under the engagements.

On January 31, 2011, the Audit Committee engaged E&Y as the Company’s independent auditors for the fiscal year ended December 31, 2011, which was ratified by the stockholders at the Annual Meeting of Stockholders held in 2011.  During the Company’s fiscal year ended December 31, 2010, and for the period January 1, 2011 to February 28, 2011, the Company did not consult with E&Y regarding accounting or disclosure requirements related to any of the matters specified in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

Representatives of E&Y will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement and respond to questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

PROPOSAL NO. 3 – ADVISORY VOTE TO
APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related rules of the SEC, the stockholders of DTG are entitled to vote at the Annual Meeting of Stockholders to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

The vote on the compensation of DTG’s named executive officers is advisory only, and it is not binding on DTG or the Board.  Although the vote is non-binding, the Human Resources and Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when considering the Company’s compensation policies and arrangements.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, DTG’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to achieve annual and long-term performance goals necessary to create stockholder value, while at the same time avoiding the encouragement of excessive risk-taking.  The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.  The 2011 annual incentive award is based on Company performance and personal performance of the named executive officers.  In addition, long-term incentive awards are comprised of Performance Unit grants, which are designed to link executive compensation with increased stockholder value over time.

DTG also has several governance programs in place to align executive compensation with stockholder interests and mitigate risks in its plans.  These programs include: stock ownership guidelines for the executives, limited perquisites, and compensation “clawback” policies that permit the Company to recoup incentive compensation in certain circumstances.

The vote on this Proposal is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers as described in this Proxy Statement.

DTG believes that the information provided in the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that DTG’s executive compensation plan was designed appropriately and is working to ensure management’s interests are aligned with the stockholders’ interests to support long-term value creation.  Accordingly, the Board recommends that stockholders approve the compensation of the named executive officers by approving the following advisory resolution:

“RESOLVED, that the stockholders approve the compensation awarded to the Company’s named executive officers for 2011, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 – AMENDMENTS TO SECOND AMENDED AND
RESTATED LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Human Resources and Compensation Committee approved, on April 2, 2012, and the Board recommends to the stockholders for approval, a proposal to amend DTG’s Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan (the “Plan”) to (1) add 950,000 Shares (the “Share Addition”) and (2) extend the term of the Plan so that awards may be granted under it through June 30, 2018.

The Plan was approved by the Board effective December 9, 2008 and included as Exhibit 10.212 to DTG’s Annual Report on Form 10-K filed with the SEC on March 3, 2009.  The Plan amended and restated the Amended and Restated Long-Term Incentive Plan and Director Equity Plan (the “Amended and Restated Plan”), which was approved by DTG’s stockholders at DTG’s Annual Meeting of Stockholders on May 20, 2005 and included as Exhibit 10.54 to DTG’s Current Report on Form 8-K filed with the SEC on May 25, 2005.  The amendments resulting in the Second Amended and Restated Plan were made to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  These changes did not require stockholder approval.  The Plan was amended effective March 31, 2009 to make clear that repricings of options or stock appreciation rights issued under the Plan require stockholder approval, except in the context of certain corporate transactions.  This amendment did not require stockholder approval.  The Plan was further amended effective March 16, 2009 and ratified by the stockholders on May 14, 2009, to provide for the reservation of additional Common Shares for issuance pursuant to the Plan.  On April 2, 2012, the Plan was again amended to update the adjustment provisions.  This amendment did not require stockholder approval.  The description of the Share Addition and other proposed changes to the Plan is qualified in its entirety by the terms of the Fourth Amendment to the Plan, which is attached hereto as Exhibit A (the “Amendment”).

The Board believes that the Amendment is in the best interests of the Company because the availability of Shares for future grants under the Plan, and the ability to continue to issue awards under the Plan through June 30, 2018, are important to align the interests of its key employees with those of DTG’s stockholders.  This approval is also intended to serve as approval by the stockholders of the terms of the Plan for purposes of Section 162(m) of the Code.  As of April 9, 2012, only 211,567 Shares remain available for issuance or transfer under the Plan.  If the Amendment is not approved by stockholders, (a) the Amendment will not become effective, and (b) the Plan will remain in full force and effect without giving any effect to the Amendment.  For more information regarding the Plan and the Amendment, see “Additional Information for Plan Amendment Proposal” below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENTS DESCRIBED HEREIN AND ATTACHED HERETO AS EXHIBIT A.

PROPOSAL NO. 5 – AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON SHARE CAPITAL

On April 2, 2012, the Board voted unanimously to approve, and to recommend that stockholders approve, an amendment to the Certificate of Incorporation of DTG to increase the common share capital of DTG, from 50,000,000 Shares to 200,000,000 Shares.

DTG’s Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 Shares.  As of April 9, 2012:

•	36,134,902 Shares were issued (including 8,007,112 Shares held in treasury);
•
1,822,806 Shares have been reserved for issuance upon the exercise of outstanding stock options and the vesting and settlement of Restricted Stock Units and Performance Units or Shares granted (including those that have been deferred) by DTG; and

•
211,567 Shares have been reserved for issuance under DTG’s equity compensation plans with respect to equity-based incentives that could be granted in the future. (If Proposal No. 4 is approved, the Shares of Common Stock reserved would be 1,161,567).

The Certificate of Incorporation also authorizes DTG to issue 10,000,000 shares of preferred stock, par value $0.01 per share. There are no outstanding shares of preferred stock, and this amendment would not change the number of authorized shares of preferred stock.

The Board believes it is advisable and in the best interests of stockholders to have available additional authorized but unissued Shares in order to maintain DTG’s flexibility to use capital stock for business and financing purposes in the future. The newly authorized Shares will constitute additional Shares of the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the Shares currently authorized.  DTG has no specific plans to issue the additional Shares that would be authorized by this Proposal, but the additional Shares may be used for various purposes, including:

•	paying stock dividends or effecting stock splits;
•	raising capital;

•	providing equity incentives to directors and employees to attract and retain talented personnel;

•	expanding the Company’s business through acquisitions or other strategic transactions; and

•	other general corporate purposes.

Reasons for Increasing Authorized Shares

        Currently, only 11,830,725 Shares remain unissued and unreserved.  If stockholders do not approve the proposed amendment to the Company’s Certificate of Incorporation, DTG may not be able to pursue the actions noted above when appropriate and in the best interests of the Company and its stockholders.  The Board believes the proposed increase in authorized Shares will make sufficient Shares available to maintain the flexibility necessary to pursue the Company’s strategic objectives.

        Like the currently authorized but unissued Shares, the additional Shares authorized by this Proposal No. 5, if approved, would be available for issuance without further action by stockholders, unless further action is required by law, the rules of the NYSE or any other stock exchange on which the Common Stock may be then listed.

Effects of Increasing DTG’s Authorized Common Stock

        This Proposal to increase the authorized number of Shares has been prompted by business and financial considerations.  While this Proposal is not intended by management or the Board to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, it could have an anti-takeover effect.  For example, in the event of a hostile attempt to acquire control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing Shares, thereby diluting the voting power of the other outstanding Shares and increasing the potential cost to acquire control of the Company.  The proposed amendment may also have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.  The additional Shares could also be issued in private placements or other transactions without stockholder approval, subject to applicable law, permitting the acquisition by a holder of a large block of Common Stock.  Accordingly, if the proposal is adopted, the increase in the number of authorized Shares may render more difficult or discourage a merger, tender offer or proxy contest (and thereby potentially limit the opportunity for stockholders to dispose of their Shares at the higher price generally available in takeover attempts or that may be available under a merger proposal) or the replacement or removal of management or the Board.  Any such anti-takeover effect may be beneficial to management and the Board and could have an adverse impact on stockholders.

DTG currently has no plans to issue newly authorized Shares to discourage third parties from attempting to acquire the Company.  Although the Board is motivated by business and financial considerations in proposing the increase in the number of authorized Shares, stockholders nevertheless should be aware that any issuance of newly authorized Shares, regardless of the intent, could have an anti-takeover effect. In addition, because stockholders do not have preemptive rights with respect to the Common Stock, to the extent that additional authorized Shares are issued in the future, they may decrease existing stockholders’ percentage equity ownership, and depending on the price at which they are issued, be dilutive to existing stockholders.

Resolution Adopting the Proposed Amendment

The following resolution, if approved by stockholders at the Annual Meeting, will adopt the proposed amendment to the Certificate of Incorporation of DTG to increase its authorized Shares:

RESOLVED, that the first sentence of Article FIFTH of the Certificate of Incorporation of DTG is hereby amended and restated to read as follows:

“A.  Authorized Capital Stock. The Corporation is authorized to issue 210,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).”

Effectiveness of Amendment

If stockholders approve the proposed amendment, DTG will file an amended Certificate of Incorporation with the Secretary of State of the State of Delaware, whereupon the amendment will become effective.

           THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARE CAPITAL.

BIOGRAPHICAL INFORMATION REGARDING
DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The Company is a provider of value-priced rental vehicles serving customers in 82 countries, with approximately 600 company-owned and franchised locations in the United States and Canada.  As of December 31, 2011, the Company employed approximately 5,900 full-time and part-time employees.  All of our directors hold, or have held, senior executive positions in large, complex and, in many cases, global organizations, as well as directorships at other U.S. public companies.  In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in all of the core management disciplines, including strategic planning, brand management, finance, compensation and leadership development, compliance and risk management.  All of them also have significant experience in corporate governance and risk oversight through their positions as directors of other public companies, and many have served as members of audit, compensation and nominating/corporate governance committees at these companies, as well as at DTG.  These skills and experience are pertinent to the Company’s current and evolving business strategies, and permit the Board to offer senior management a diverse range of perspectives about the complex issues facing the Company.

The following table highlights specific qualifications, skills and experiences considered by the Governance Committee in recommending DTG’s slate of director nominees.  Additional biographical details about the director nominees follow this table.

Director Nominee		Qualifications, Skills and Experience
Thomas P. Capo	● ● ● ● ●
 Executive management experience in the automotive industry
 Core leadership and management skills
 Experience in finance, financial reporting, compliance and controls, capital and debt markets, and franchised operations
 Public company directorship and committee experience, including in the automotive industry and at board chairman level
 Independent of management

Maryann N. Keller	● ● ● ● ●
 Executive management experience, including in automotive industry
 Core leadership and management skills
 Experience in finance, financial reporting, compliance and controls and investment analysis
 Public company directorship and committee experience, including in the automotive industry
 Independent of management

Hon. Edward C. Lumley	● ● ● ● ●
 Executive management experience in financial services, government, and in the manufacturing industry
 Core leadership and management skills
 Experience in investment analysis, finance, compliance and controls
 Public company directorship and committee experience, including at board chairman and lead director levels
 Independent of management

Richard W. Neu	● ● ● ● ●
 Executive management experience in financial services business, including at the chief executive and chief financial officer levels
 Core leadership and management skills
 Experience in finance, financial reporting, compliance and controls
 Public company directorship and committee experience, including at board chairman and lead director levels
 Independent of management

Director Nominee		Qualifications, Skills and Experience
John C. Pope	● ● ● ● ●
 Executive management experience, including in the airline, transportation and automotive industries and at the president, chief operating officer and chief financial officer levels
 Core leadership and management skills
 Experience in finance, financial reporting, compliance and controls and international business
 Public company directorship and committee experience, including in the airline, transportation and automotive industries and at board chairman level
 Independent of management

Scott L. Thompson	● ● ● ●
 Operating and management experience in automotive industry, including at the chief financial officer level and at the executive vice president of operations level
 Core leadership and management skills
 Company Chief Executive Officer’s unique perspective and insights into the
 Company and its businesses, relationships, competitive and financial positioning, senior leadership and strategic opportunities and challenges
 Public company directorship and committee experience, including at board chairman level

Below is information furnished to us by the director nominees, including their name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of DTG.

Thomas P. Capo, 61, has served as a director of DTG since November 1997 and as Chairman of the Board from October 2003 to November 2010.  Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation from November 1998 to August 2000.  From November 1991 to October 1998 he was Treasurer of Chrysler Corporation.  Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation.  Mr. Capo is also currently a director and member of the audit committee of Cooper Tire & Rubber Company, and has served in that capacity since 2007.  Since November 9, 2009, he has also served as a director and member of the audit committee and is currently the chairman of the nominating and corporate governance committees of Lear Corporation.  Mr. Capo previously served as a director of Sonic Automotive, Inc. from 2001 to 2006, of JLG Industries, Inc. from 2005 to 2006, and of Micro-Heat, Inc., a private company, from 2006 to 2007.

Maryann N. Keller, 68, has served as a director of DTG since May 2000.  Ms. Keller was President of the Automotive Services unit of priceline.com from July 1999 to November 2000.  Prior to joining priceline.com, she was a senior managing director and investment analyst at Furman Selz LLC from 1985 to 1998 and was a financial analyst with ING Barings (which acquired Furman Selz LLC in 1998) from January 1999 to June 1999.  Since December 2000, Ms. Keller has been the President of Maryann Keller & Associates, a consulting firm.  Ms. Keller was also a director of Lithia Motors, Inc. from 2006 to 2009.  Since May 2010, Ms. Keller has been a director of DriveTime Automotive Group, Inc., and currently serves on its audit, compensation and governance committees.

Hon. Edward C. Lumley, 72, has served as a director of DTG since December 1997.  Mr. Lumley has been Vice Chairman of the investment banking firm BMO Nesbitt Burns Inc. since January 1991.  Prior to this, Mr. Lumley was Chairman of the Noranda Manufacturing Group and was an elected member of the Canadian Parliament, serving as a Minister of the Crown in several portfolios such as industry and international trade.  He has served as a director of Canadian National Railway Company since 1996 and as a director of BCE Inc. and Bell Canada since 2003 and is currently the Chairman of the Pension Committees of these entities.  Mr. Lumley has previously served as a director (and for several years, the lead director) of Magna International Inc. from 1989 to 2007.  In 2006, Mr. Lumley was appointed Chancellor of the University of Windsor.

Richard W. Neu, 56, has served as a director of DTG since February 2006 and was its Chairman of the Board from November 2010 to December 2011, at which time Mr. Thompson was appointed as Chairman of the Board and Mr. Neu became the Lead Director.  Mr. Neu served as the interim Chief Financial Officer of DTG from April 2008 until the appointment of Mr. Thompson to that position in May 2008.  Mr. Neu was the Chief Financial Officer and Treasurer of Charter One Financial, Inc. from December 1985 to August 2004, was a director of Charter One Financial, Inc. from 1992 to August 2004, and previously worked for KPMG LLP as a Senior Audit Manager.  Mr. Neu has been a director of MCG Capital Corporation, a publicly-traded business development company, since November 2007, and has been Chairman of the Board since April 2009.  He was also appointed as its Chief Executive Officer on October 31, 2011.  In January 2010, Mr. Neu was elected a director of Huntington Bancshares Incorporated.

John C. Pope, 63, has served as a director of DTG since December 1997.  Mr. Pope has been Chairman of PFI Group, an investment firm, since July 1994.  In addition, Mr. Pope has served as a director of Con-Way, Inc. since 2003, of Kraft Foods Inc. since 2001, of Waste Management, Inc., since 1997, and of RR Donnelley & Sons, Inc. (and a predecessor company) since 1997.  Mr. Pope was the Chairman of the Board of MotivePower Industries, Inc. from January 1996 to November 1999 and a director from May 1995 to November 1999.  Mr. Pope also previously served as a director of Federal-Mogul Corporation from 1987 to 2007.  Further, Mr. Pope served as a director of Per-Se Technologies, Inc. from 1996 to 2005.  Mr. Pope served as a director and in various executive positions with UAL Corporation and United Airlines, Inc. between January 1988 and July 1994, including as Chief Financial Officer, President and Chief Operating Officer.  Mr. Pope also has served as Chief Financial Officer from 1985 to 1988 and Treasurer from 1979 to 1985 of AMR Corporation/American Airlines.

           Scott L. Thompson, 53, has served as a director of DTG since October 2008 and is the Chief Executive Officer and President of DTG.  Mr. Thompson is also the Chairman of the Board of DTG, having been appointed to that role in December 2011.  Prior to serving as Chief Executive Officer and President, Mr. Thompson was a Senior Executive Vice President and the Chief Financial Officer of DTG from May 2008 to October 2008.  Prior to joining DTG, Mr. Thompson was a consultant to private equity firms from 2005 until May 2008, and was a founder of Group 1 Automotive, Inc., a NYSE and Fortune 500 company, serving as its Senior Executive Vice President, Chief Financial Officer and Treasurer from February 1996 until his retirement in January 2005.  Mr. Thompson is a director of Houston Wire & Cable Company, and was its non-executive Chairman of the Board from 2007 until December 2011.  Since June 2004, he has served as a director of Conn’s, Inc.  He is a former director of Adams Resources and Energy, Inc. and United Agriculture Products.

BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICERS

The following sets forth information concerning the executive officers of DTG other than Mr. Thompson (whose information appears above) as of the date of this Proxy Statement, including their name, age, principal occupation and employment during at least the past five years and the period during which such person has served as an executive officer of DTG.

H. Clifford Buster III, 42, joined DTG in October 2008 and is Senior Executive Vice President, Chief Financial Officer and Treasurer.  Mr. Buster is a Certified Public Accountant and previously served as Vice President of Finance and Treasurer of Helix Energy Solutions Group, Inc. from March 2006 to October 2008 and in various finance positions, including Vice President and Treasurer, with Group 1 Automotive, Inc. from 1998 to 2006.

Jeffrey A. Cerefice, 64, is currently Senior Vice President, Corporate and Global Franchise Operations of DTG.  Prior to his election as a DTG officer in February 2005, Mr. Cerefice served in several management positions with Thrifty Rent-A-Car System, Inc. and Dollar Rent A Car, Inc. since 1992.

Rick L. Morris, 53, is Executive Vice President and Chief Information Officer of DTG, and has served in such capacity since October 2007.  Prior to joining DTG, Mr. Morris had been the Chief Information Officer of a division of Capital One Financial Corporation since 2002.

Vicki J. Vaniman, 55, is Executive Vice President, General Counsel and Secretary of DTG.  Prior to her election as a DTG officer in January 2003, Ms. Vaniman had been Vice President and General Counsel for Dollar Rent-A-Car Systems, Inc. since February 1996.

ADDITIONAL INFORMATION FOR PLAN AMENDMENT PROPOSAL

General Information Regarding the Plan and the Proposed Amendment

Qualification

The following description of the Plan is a summary and is qualified in its entirety by reference to the terms of the Plan previously filed with the SEC.  See “Proposal No. 4 - Amendments to Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan.”  The changes being proposed to the Plan are (1) the addition of 950,000 Shares and (2) the extension of the term of the Plan so that awards may be granted under the Plan through June 30, 2018.  These changes are set out in the Amendment, which is attached hereto as Exhibit A.

Purpose of Plan

The Plan is intended to primarily provide equity-based incentives to officers and key employees of the Company that serve to align their interests with those of stockholders.  The purpose is also to attract and retain non-employee directors and to provide compensation in the form of equity to align their interests with those of stockholders.

Duration of Plan

Pursuant to the Plan, no award may be granted under the Plan after May 20, 2015, ten years from the date the Plan term was last approved by DTG’s stockholders.  However, the Company is seeking approval to extend the term of the Plan so that awards may be granted under the Plan through June 30, 2018.  Awards granted prior to the expiration of the Plan may be exercised in accordance with their terms following its expiration.

Number of Shares Available

The Plan provides that the maximum number of Shares that may be issued or transferred is 1,300,000 Shares, plus (a) any Shares that remain available for issuance or transfer under the Amended and Restated Plan, and (b) any Shares relating to awards heretofore or hereafter made, whether granted, reserved and outstanding under the Plan, that expire, are forfeited (including Performance Shares (hereinafter defined)) or are cancelled.

As of April 9, 2012, 211,567 Shares remain available for issuance or transfer under the Plan.  Under the Plan, 1,491,969 Shares are reserved for outstanding Option Rights with an average exercise price of $4.96 and an average remaining life of 6.14 years.  Of the outstanding Option Rights, 834,044 Shares are exercisable with an average exercise price of $5.22 and an average remaining life of 6.20 years.  Full value Shares in the form of Performance Shares or Units and Restricted Stock Units (hereinafter defined) that are reserved or deferred under the Plan total 330,837 Shares.

Shares covered by an award granted under the Plan are not counted as used unless and until they are actually issued and delivered to an Eligible Participant (hereinafter defined).  Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any Shares that were covered by that award are available for issue or transfer under the Plan.  Notwithstanding anything to the contrary contained in the Plan: (a) Shares tendered in payment of the exercise price of an Option Right are not added to the aggregate plan limit described above, (b) Shares withheld by DTG to satisfy the tax withholding obligation are not added to the aggregate plan limit described above, (c) Shares that are repurchased by DTG with Option Right proceeds are not added to the aggregate plan limit described above, and (d) all Shares covered by an Appreciation Right (hereinafter defined), to the extent that it is exercised and Shares are actually issued to the Eligible Participant upon exercise of the right, are considered issued or transferred pursuant to the Plan.  These Shares may be newly issued or held in treasury or a combination of the foregoing.

Amendment and Termination of Plan

The Board may amend the Plan from time to time without further approval by DTG’s stockholders, except where required by the explicit terms of the Plan, applicable law or the rules and regulations of the NYSE.  Except in connection with a corporate transaction involving DTG, the Board will not, without approval of DTG’s stockholders, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the exercise price or base price, respectively.  In addition, no Option Right or Appreciation Right will be cancelled and replaced with cash or awards having a lower exercise price or base price without approval of DTG’s stockholders.

The Board may, in its discretion, terminate the Plan at any time.  Termination of the Plan will not affect the rights of Eligible Participants or their successors under any awards outstanding under the Plan and not exercised in full on the date of termination.

Administration of Plan

The Plan is administered by the Board, except that the Board has the authority to delegate any or all of its powers under the Plan to a committee or a subcommittee consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the SEC promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), an “outside director” within the meaning of Section 162(m) of the Code (“Section 162(m)”), and an “independent director” within the meaning of NYSE rules and regulations, as constituted from time to time.  The Board has delegated to the Human Resources and Compensation Committee its administrative powers under the Plan, and references to actions or determinations of the Board throughout this description of the Plan will be deemed to be references to the Human Resources and Compensation Committee.

The Board is authorized to interpret the Plan and related agreements and other documents.

The Board is also authorized to accelerate the vesting or lapse of forfeiture conditions under the Plan.  For example, in case of separation from service by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances of an Eligible Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Shares of Restricted Stock (hereinafter defined) as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the restriction period has not been completed, or any Performance Shares or Performance Units (hereinafter defined) which have not been fully earned, or any other awards made pursuant to the Plan subject to any vesting schedule or transfer restriction, or who holds Shares subject to any other transfer restriction imposed pursuant to the Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised, or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse, or the time when such restriction period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned, or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such award, so long as the acceleration or waiver does not result in a violation of applicable law.

Eligibility

The individuals who are eligible to participate in the Plan are those persons who are selected by the Board to receive awards and who are at the time: (a) officers and key employees of the Company, (b) non-employee directors of DTG, or (c) persons who have agreed to commence serving in any such capacities within 90 days of the date of grant (collectively, the “Eligible Participants”).  The number of Eligible Participants is presently estimated to be 26 persons.  In addition to determining who will receive awards, the Board also determines the number of Shares subject to such awards.

Awards Under the Plan

The Plan permits grants of any or all of the following types of awards:

•	rights to purchase Common Stock upon exercise of options (“Option Rights”);

•	rights granted in tandem with Option Rights (“Tandem Appreciation Rights”);

•	rights not granted in tandem with Option Rights (“Free-Standing Appreciation Rights”; and collectively with Tandem Appreciation Rights, “Appreciation Rights”);

•	Common Stock as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired (“Restricted Stock”);

•	rights to receive Common Stock or cash at the end of a specified period (“Restricted Stock Units”);

•	performance shares that become Common Stock upon achievement of performance objectives (“Performance Shares”);

•	performance units equivalent to $1.00 each or such other value as is determined by the Board upon achievement of performance objectives (“Performance Units”); and

•	other awards that may be denominated or payable in or otherwise based on or related to Common Stock or factors that may influence the value of Common Stock.

All grants of awards under the Plan are evidenced by an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms of the awards granted.

Option Rights

Under the Plan, the Board is authorized to grant to Eligible Participants Option Rights that entitle the Eligible Participants to purchase Common Stock at a price not less than the market value per Share on the date of grant.No Option Right may be exercisable more than 10 years from the date of grant.  Each grant specifies the applicable vesting period  and  may provide for the earlier vesting of such Option Rights in the event of a Change in Control (as defined in the Plan) of DTG.  Any grant of Option Rights may specify management objectives (described below) that must be achieved as a condition to the exercise of such rights, in which case such grant will specify that, before the Option Rights will become exercisable, the Board must certify that the management objectives have been satisfied.

The following table sets forth the amount of Option Rights previously received by each current director and named executive officer; all current executive officers as of the date of this Proxy Statement as a group; all current directors as of the date of this Proxy Statement, who are not executive officers, as a group; each nominee for election as a director; each other person who received or is to receive 5% of such Option Rights; and all employees, including all current officers who are not executive officers as of the date of this Proxy Statement, as a group.

Name and Principal Position	Date of Grant	Exercise Price ($)	Number of Options Granted (#)	Number of Options Outstanding (#)
Scott L. Thompson, Chief Executive Officer and President	May 2008 October 2008 May 2009	13.98 0.97 4.44	87,500 197,500 250,000	87,500 197,500 250,000
R. Scott Anderson, former Senior Executive Vice President (1)	January 1998 September 1998 September 1999 September 2000 November 2001 January 2008 October 2008 May 2009	20.50 10.50 19.1875 19.375 11.45 24.38 0.97 4.44	35,900 15,400 14,300 25,800 25,800 12,054 125,000 150,000	-0- -0- -0- -0- -0- -0- -0- 150,000
H. Clifford Buster III, Senior Executive Vice President, Chief Financial Officer and Treasurer	October 2008 May 2009	0.77 4.44	100,000 150,000	70,000 150,000
Vicki J. Vaniman, Executive Vice President and General Counsel	January 1998 September 1998 September 1999 September 2000 November 2001 January 2008 October 2008 May 2009	20.50 10.50 19.1875 19.375 11.45 24.38 0.97 4.44	15,200 6,900 6,200 9,800 10,000 14,947 45,000 100,000	-0- -0- -0- -0- -0- 14,947 12,000 100,000
Rick Morris, Executive Vice President and Chief Information Officer	January 2008 October 2008 May 2009	24.38 0.97 4.44	7,715 45,000 100,000	7,715 14,000 100,000
Jeffrey A. Cerefice, Senior Vice President, Corporate and Global Franchise Operations (1)	January 1998 September 1998 September 1999 September 2000 November 2001 January 2008 October 2008 May 2009	20.50 10.50 19.1875 19.375 11.45 24.38 0.97 4.44	14,800 7,500 6,000 9,500 10,000 4,339 20,000 25,000	-0- -0- -0- -0- -0- -0- -0- 15,000
All current executive officers as a group (1)	January 1998 September 1998 September 1999 September 2000 November 2001 January 2008 May 2008 October 2008 October 2008 May 2009	20.50 10.50 19.1875 19.375 11.45 24.38 13.98 0.97 0.77 4.44	30,000 14,400 12,200 19,300 20,000 27,001 87,500 307,500 100,000 625,000	-0- -0- -0- -0- -0- 22,662 87,500 223,500 70,000 615,000

Name and Principal Position	Date of Grant	Exercise Price ($)	Number of Options Granted (#)	Number of Options Outstanding (#)
Thomas P. Capo, Director and Director Nominee	September 2000 May 2001 May 2002	19.6875 23.90 23.20	3,644 5,000 5,000	-0- -0- -0-
Maryann N. Keller, Director and Director Nominee	May 2000 May 2001 May 2002	17.6875 23.90 23.20	5,000 5,000 5,000	-0- -0- -0-
Hon. Edward C. Lumley, Director and Director Nominee	January 1998 May 1999 May 2000 May 2001 May 2002	20.50 21.1875 17.6875 23.90 23.20	3,000 5,000 5,000 5,000 5,000	-0- -0- -0- -0- -0-
Richard W. Neu, Director and Director Nominee	Not applicable	-0-	-0-	-0-
John C. Pope, Director and Director Nominee	January 1998 May 1999 May 2000 May 2001 May 2002	20.50 21.1875 17.6875 23.90 23.20	3,000 5,000 5,000 5,000 5,000	-0- -0- -0- -0- 5,000
All current directors who are not executive officers as a group	January 1998 May 1999 May 2000 September 2000 May 2001 May 2002	20.50 21.1875 17.6875 19.6875 23.90 23.20	6,000 10,000 15,000 3,644 20,000 20,000	-0- -0- -0- -0- -0- 5,000
All employees, including all current officers who are not executive officers, as a group	January 1998 September 1998 September 1999 September 2000 May 2001 November 2001 January 2008 March 2008 May 2008 October 2008 May 2009	20.50 10.50 19.1875 19.375 23.05 11.45 24.38 24.38 24.38 0.97 4.44	120,200 51,600 53,750 87,900 1,300 96,950 56,415 3,617 10,368 255,000 267,500	-0- -0- -0- -0- -0- -0- 26,519 1,688 -0- 38,500 232,100

(1)
We have provided information on grants to Mr. Anderson as an individual, as he is included as a “named executive officer” in the “Summary Compensation Table” below.  However, in the “all other executive officers as a group” row, we have excluded him as he is no longer an employee of the Company.  In addition, we have included Mr. Cerefice as a current executive officer of the Company, although not a named executive officer.

It is not possible to determine the amount of Option Rights that may be granted in the future under the Plan because the grant of Option Rights is discretionary.

Appreciation Rights

Under the Plan, the Board may authorize the granting to Eligible Participants of Tandem Appreciation Rights in respect of Option Rights and Free-Standing Appreciation Rights.  Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by DTG in cash, in Common Stock, or in any combination thereof, and may either grant to the Eligible Participant or retain in the Board the right to elect among those alternatives.  Any grant of Appreciation Rights may specify management objectives that must be achieved as a condition to the exercise of such rights, in which case such Appreciation Rights will specify that, before the Appreciation Rights will become exercisable, the Board must certify that the management objectives have been satisfied.

Restricted Stock

Under the Plan, the Board may authorize the grant or sale of Restricted Stock to Eligible Participants.  A grant or sale of Restricted Stock involves the immediate transfer by DTG to an Eligible Participant of ownership of a specific number of Shares in consideration of the performance of services.  The Eligible Participant is entitled immediately to voting, dividend and other ownership rights in such Shares.  Restricted Stock granted under the Plan will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three years (which may include pro rata or graded vesting over such period), except that restrictions may lapse earlier in the event of a Change in Control of DTG.  Any grant of Restricted Stock may specify management objectives, which, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.  Such grant or sale will specify that, before the Restricted Stock will be earned and paid, the Board must certify that the management objectives have been satisfied.

Restricted Stock Units

Under the Plan, the Board may authorize the granting or sale of Restricted Stock Units to Eligible Participants.  A grant or sale of Restricted Stock Units constitutes an agreement by DTG to deliver Common Stock or cash to the Eligible Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during a restriction period as the Board may specify.  During the restriction period, the Eligible Participant has no right to transfer any rights under his or her award and no right to vote such Restricted Stock Units, but the Board may, on the date of grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Stock.  A grant or sale of Restricted Stock Units made to an Eligible Participant who is (a) an officer or other key employee will be subject to a restriction period of not less than three years (which may include pro rata or graded vesting over such period), or (b) a non-employee director or not an officer or other key employee will be subject to a restriction period of at least six months, as determined by the Board on the date of grant, except that the Board may provide for a shorter restriction period in the event of a Change in Control of DTG.

Performance Shares and Performance Units

Under the Plan, the Board may authorize the granting of Performance Shares and Performance Units that will become payable to an Eligible Participant upon achievement of specified management objectives to be met within a specified period (the “Performance Period”).  Further, on or before the date of grant, in connection with the establishment of management objectives, the Board may exclude the impact on performance of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the SEC.  The Performance Period will be a period of time not less than six months, except in the case of a Change in Control of DTG, if the Board shall so determine.  A minimum level of acceptable achievement will also be established by the Board.  If by the end of the Performance Period, the Eligible Participant has achieved the specified management objectives, the Eligible Participant will be deemed, subject to certification by the Board, to have fully earned the Performance Shares or Performance Units.  If the Eligible Participant has not achieved the management objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the Eligible Participant will be deemed, subject to certification by the Board, to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula.

The Plan requires that the Board establish “management objectives” for purposes of Performance Shares and Performance Units.  When so determined, Option Rights, Appreciation Rights, Restricted Stock, other awards under the Plan or dividend credits may also specify management objectives.  Management objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual Eligible Participant or subsidiary, division, department, region or function within the Company.  Management objectives applicable to any award to an Eligible Participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m), will be limited to specified levels of or growth in one or more of the following criteria: (a) earnings before interest and taxes, (b) earnings before interest, taxes, depreciation and amortization, (c) net income, (d) revenues, (e) earnings per share, (f) pre-tax profit, (g) pre-tax profit margin, (h) cash flow, (i) return on equity, (j) return on investment, (k) return on assets, (l) stock price, (m) total shareholder return, (n) economic value added, (o) performance against business plan, (p) customer service, (q) market share, (r) profit per vehicle, (s) employee satisfaction, (t) quality, and (u) vehicle utilization.  Although any of these criteria may be used as performance criteria for awards, the Board has tended to utilize earnings before interest, taxes, depreciation and amortization for the performance criteria.  If the Board determines that a change in the business, operations, corporate structure or capital structure of DTG, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, notwithstanding any loss of deduction under Section 162(m) to DTG, the Board may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.  Any grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the management objectives have been satisfied.

Awards to Non-Employee Directors

Under the Plan, the Board may, in its discretion, authorize the granting or sale to non-employee directors of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under the Plan.  Non-employee directors are not eligible to receive Performance Shares or Performance Units under the Plan.  Each grant or sale of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards to non-employee directors will generally be upon terms and conditions as described herein.

Other Awards

Under the Plan, the Board may, subject to limitations under applicable law, grant to any Eligible Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock or factors that may influence the value of such Common Stock (including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or any other factors determined by the Board, and awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of specified subsidiaries of DTG or affiliates or other business units of DTG).

The Board will determine the terms and conditions of these awards.  Common Stock delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Board determines.  Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted.  The Board may also grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Board.

Restrictions on Awards under the Plan

Transferability

Except as otherwise determined by the Board, awards issued under the Plan are not transferable by an Eligible Participant except upon death, by will or the laws of descent and distribution.  Except as otherwise determined by the Board, Option Rights and Appreciation Rights are exercisable during the Eligible Participant’s lifetime only by him or her or by his or her guardian or legal representative.

Adjustments

The number of Shares covered by outstanding awards under the Plan and, if applicable, the price per Share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of Shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events.  The Plan provides that the Board shall make or provide for such adjustments in the number of Shares available under the Plan and the other limitations contained in the Plan (including the individual limits described below) as the Board determines are appropriate to reflect any transaction or event described above.

Individual Limits on Awards

Subject to adjustment in the event of any of the transactions described under “Adjustments,” the Plan currently includes the following individual limits on Awards.  These limits are not being changed in connection with the Amendment.

Incentive Option Rights

Pursuant to the Plan, the aggregate number of Shares actually issued or transferred by DTG upon the exercise of incentive Option Rights shall not exceed 1,500,000 Shares.

Option Rights

Pursuant to the Plan, in no event may an Eligible Participant in any calendar year be granted Option Rights in excess of 285,000 Shares.

Appreciation Rights

Pursuant to the Plan, in no event may any Eligible Participant in any calendar year be granted Appreciation Rights for more than 285,000 Shares.

Performance Shares

Pursuant to the Plan, in no event may any Eligible Participant in any calendar year be granted Performance Shares in excess of 160,000 Shares.

Performance Units

Pursuant to the Plan, in no event may any Eligible Participant in any calendar year be granted Performance Units that specify management objectives having an aggregate maximum value as of their respective dates of grant in excess of $7,100,000.

Restricted Stock

Pursuant to the Plan, in no event may any Eligible Participant in any calendar year be granted Restricted Stock in excess of 80,000 Shares.

Restricted Stock Units

Pursuant to the Plan, in no event may any Eligible Participant in any calendar year be granted Restricted Stock Units in excess of 80,000 Shares.

Withholding Taxes

To the extent that DTG is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Eligible Participant or other person under the Plan, and the amounts available to DTG for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Eligible Participant or such other person make arrangements satisfactory to DTG for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

Compliance with Section 409A

The Plan is affected by Section 409A of the Code (“Section 409A”).  Section 409A was enacted as part of the American Jobs Creation Act of 2004 and was effective on January 1, 2005.  Section 409A provides rules governing deferred compensation.  Awards granted in the future under the Plan are intended to comply with the requirements of the final Section 409A regulations and related Internal Revenue Service guidance.

Section 162(m)

Section 162(m) limits the deductibility of certain executive compensation paid to the Company’s Chief Executive Officer and the four highest compensated officers (other than the Chief Financial Officer), as determined pursuant to the executive compensation disclosure rules under the Exchange Act.  These officers are referred to below as “covered employees.” An exemption from this limitation (the “Performance Exception”) applies to “performance-based” compensation as defined in the regulations under Section 162(m).

The Plan gives the Board the ability to grant awards that are designed to qualify for the Performance Exception (“Qualified Performance-Based Awards”).  Option rights and appreciation rights meet the Performance Exception because their value is based solely on any increase in the value of the Common Stock after the date of grant.  Other Qualified Performance-Based Awards are granted subject to performance goals specified in the Plan.

One of the requirements under the Performance Exception is stockholder approval of the performance goals pursuant to which the compensation is paid.  The regulations under Section 162(m) require that, in order for Qualified Performance-Based Awards other than option rights and appreciation rights to continue to qualify for the Performance Exception, stockholders must approve the material terms of the applicable performance goals every five years if the plan provides for discretion to change targets under a performance goal after stockholder approval of the goal, as the Plan so provides.  The material terms of the performance goals for Qualified Performance-Based Awards other than option rights and appreciation rights under the Plan were last approved on June 10, 2010 (at the same time that the Prior Plan was approved by DTG’s stockholders); however, in connection with the request for shareholder approval of the Share Addition, the Board is also asking for and recommending stockholder approval of the material terms of the performance goals described above at the Annual Meeting of Stockholders.

Federal Income Tax Consequences

General

DTG believes that based on federal income tax laws in effect on January 1, 2012, the following are the federal income tax consequences generally arising with respect to options granted under the Plan.  The following summary provides only a general description of the application of federal income tax laws to options under the Plan, but does not address the effects of foreign, state and local tax laws.

Non-Qualified Option Rights

In general, (i) no income will be recognized by an Eligible Participant at the time a non-qualified Option Right is granted, (ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the Eligible Participant in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares, if unrestricted, on the date of exercise, and (iii) at the time of sale of Shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

Incentive Option Rights

No income generally will be recognized by an Eligible Participant upon the grant or exercise of an incentive Option Right.  The exercise of an incentive Option Right, however, may result in alternative minimum tax liability.  If Common Stock is issued to the Eligible Participant pursuant to the exercise of an incentive Option Right, and if no disqualifying disposition of such Shares is made by such Eligible Participant within two years after the date of grant or within one year after the transfer of such Shares to the Eligible Participant, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the Eligible Participant as a long-term capital gain and any loss sustained will be a long-term capital loss.  If Common Stock acquired upon the exercise of an incentive Option Right is disposed of prior to the expiration of either holding period described above, the Eligible Participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the option price paid for such Shares.  Any further gain (or loss) realized by the Eligible Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company

To the extent that an Eligible Participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Certain Beneficial Owners

The following table sets forth certain information as of April 9, 2012, with respect to each person known by DTG to beneficially own more than 5% of the outstanding Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
York Capital Management Global Advisors, LLC 767 Fifth Avenue, 17th Floor New York, New York 10153	5,298,457 (2)	18.84%
Pentwater Capital Management LP 227 West Monroe, Suite 4000 Chicago, Illinois 60606	2,568,130 (3)	9.13%
Westchester Capital Management, LLC 100 Summit Drive Valhalla, New York 10595	2,390,081 (4)	8.50%
PAR Capital Management, Inc. One International Place, Suite 2401 Boston, Massachusetts 02110	2,278,923 (5)	8.10%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,485,569 (6)	5.28%

(1)	Based on 28,127,790 Shares outstanding as of April 9, 2012.

(2)	As reported in a Form 13F dated February 14, 2012, York Capital Management Global Advisors, LLC, an investment manager, has sole voting and dispositive power in respect of all of the reported Shares.

(3)	As reported in a Schedule 13G/A dated February 13, 2012, Pentwater Capital Management LP, an investment adviser, has sole voting and dispositive power in respect of all of the reported Shares.

(4)
As reported in a Schedule 13G/A dated February 10, 2012 filed jointly by Westchester Capital Management, LLC (“Westchester LLC”), The Merger Fund, The Merger Fund VL, the Dunham Monthly Distribution Fund (“DMDF”), Merrill Lynch Investment Solutions-Westchester Merger Arbitrage UCITS Fund (“MLIS”) and Green & Smith Investment Management L.L.C. (“Green & Smith” and, together with the other named entities, the “Reporting Companies”) and Messrs. Roy Behren and Michael T. Shannon (the “Principals”).  According to the Schedule 13G/A, Westchester  LLC may be deemed to beneficially own 2,390,081 Shares, consisting of (i) 2,338,825 Shares held by The Merger Fund, (ii) 4,270 Shares held by The Merger Fund VL, (iii) 41,700 Shares held by the DMDF, and (iv) 5,286 Shares held by MLIS.  Westchester LLC is the investment advisor of The Merger Fund and The Merger Fund VL, the sub-advisor of the DMDF, and the investment manager of MLIS.  Green & Smith may be deemed to beneficially own 56,100 Shares held by GS Master Trust, for which it serves as investment advisor.  Each of the Principals may also be deemed to beneficially own all of the foregoing Shares by virtue of their shared voting and dispositive power with respect thereto with the applicable Reporting Companies.  Each of Messrs. Behren and Shannon are Co-President of Westchester LLC and Co-Manager and members of Green & Smith.

(5)
As reported in a Schedule 13F dated February 14, 2012, PAR Capital Management, Inc., an institutional investment manager, has sole voting and dispositive power in respect of all of the reported Shares.

(6)	As reported in Schedule 13G dated January 20, 2012, BlackRock, Inc., a parent holding company, has sole voting and dispositive power in respect of all the reported Shares.

Directors, Director Nominees and Executive Officers

The following table sets forth certain information as of April 9, 2012 with respect to the number of Shares owned by (a) each director nominee of DTG, (b) each named executive officer of DTG (except R. Scott Anderson who retired December 31, 2011) and (c) all current directors and named executive officers of DTG as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Thomas P. Capo	68,816	(3)	Less than 1%
Maryann N. Keller	67,877	(4)	Less than 1%
Hon. Edward C. Lumley	62,694	(5)	Less than 1%
Richard W. Neu	40,217	(6)	Less than 1%
John C. Pope	84,879	(7)	Less than 1%
Scott L. Thompson	707,632	(8)	2.5%
H. Clifford Buster III	224,000	(9)	Less than 1%
Vicki J. Vaniman	169,164	(10)	Less than 1%
Rick L. Morris	132,012	(11)	Less than 1%
All directors and named executive officers as a group	1,557,291		5.5%

(1)
The SEC deems a person to have beneficial ownership of all Shares that such person has the right to acquire within 60 days.  Accordingly, Shares subject to vested options as well as options exercisable within 60 days are included in this column.  Restricted Stock Units that are to be settled in stock or may be settled in cash or stock at the option of the holder are only included in this column if they vest within 60 days.  Restricted Stock Units that have been granted but not included in this column are identified below.

(2)	Based on 28,127,790 Shares outstanding as of April 9, 2012.

(3)	Consists of 68,816 Shares subject to a deferral agreement between DTG and Mr. Capo. Not included are 1,363 Restricted Stock Units that vest on December 31, 2012.

(4)	Consists of 67,877 Shares subject to a deferral agreement between DTG and Ms. Keller. Not included are 1,363 Restricted Stock Units that vest on December 31, 2012.

(5)	Consists of 62,694 Shares owned by Mr. Lumley. Not included are 1,363 Restricted Stock Units that vest on December 31, 2012.

(6)	Consists of 40,217 Shares subject to a deferral agreement between DTG and Mr. Neu. Not included are 1,363 Restricted Stock Units that vest on December 31, 2012.

(7)
Consists of (i) 39,069 Shares owned by Mr. Pope, (ii) 40,810 Shares subject to a deferral agreement between DTG and Mr. Pope and (iii) 5,000 Shares subject to options.  Not included are 1,363 Restricted Stock Units that vest on December 31, 2012.

(8)
Consists of (i) 139,245 Shares owned by Mr. Thompson, (ii) 33,387 Restricted Stock Units and (iii) 535,000 Shares subject to options.  Not included are (a) 45,000 Performance Units granted on December 3, 2010, 11,250 of which will vest on December 31, 2012 and 33,750 of which will vest on December 31, 2013 and (b) 9,549 Performance Units granted on February 28, 2012, 2,387 of which will vest on December 31, 2012 and 7,162 of which will vest on December 31, 2013.

(9)
Consists of (i) 4,000 Shares owned by Mr. Buster and (ii) 220,000 Shares subject to options.  Not included are (a) 16,000 Performance Units, 4,000 of which will vest on December 31, 2012 and 12,000 of which will vest on December 31, 2013 and (b) 4,775 Performance Units granted on February 28, 2012, 1,194 of which will vest on December 31, 2012 and 3,581 of which will vest on December 31, 2013.

(10)
Consists of (i) 15,082 Shares owned by Ms. Vaniman, (ii) 4,522 Shares owned by Ms. Vaniman’s trust, (iii) 21,734 Shares subject to a deferral agreement between DTG and Ms. Vaniman, (iv) 879 Shares held in DTG’s 401(k) plan and (v) 126,947 Shares subject to options.  Not included are (a) 9,000 Performance Units, 2,250 of which will vest on December 31, 2012 and 6,750 of which will vest on December 31, 2013 and (b) 1,433 Performance Units granted on February 28, 2012, 358 of which will vest on December 31, 2012 and 1,075 of which will vest on December 31, 2013.

(11)
Consists of (i) 10,297 Shares owned by Mr. Morris and (ii) 121,715 Shares subject to options.  Not included are (a) 7,000 Performance Units, 1,750 of which will vest on December 31, 2012 and 5,250 of which will vest on December 31, 2013 and (b) 1,433 Performance Units granted on February 28, 2012, 358 of which will vest on December 31, 2012 and 1,075 of which will vest on December 31, 2013.

INDEPENDENCE, MEETINGS, COMMITTEES AND
COMPENSATION OF THE BOARD OF DIRECTORS

Independence

The Board has determined that all of the director nominees, other than Scott L. Thompson, who is an employee of DTG, are “independent” as defined by DTG policy and NYSE rules and regulations.  Specifically, the Board’s determinations of director independence were made in accordance with the categorical standards for director independence reflected in DTG’s Corporate Governance Policy adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”  Those categorical standards address various types of business, family and employment relationships, as well as charitable contributions and relationships arising by virtue of stock or other security ownership, among others.  In connection with its most recent independence determination the Board considered the relationship of DTG with BMO Nesbitt Burns Inc., at which Mr. Lumley serves as an outside director and which, together with another bank, has participated in the structuring and syndication of financing for the Company’s Canadian vehicles.  The Board has determined that the relationship does not impair Mr. Lumley’s independence under the Company’s categorical standards or applicable listing standards.

Meetings and Committees

The Board has established certain standing committees, which are comprised solely of independent directors, to consider designated matters.  These committees of the Board are the Governance Committee, the Audit Committee and the Human Resources and Compensation Committee.  The Board annually selects from its members the members and chair of each committee.  The following table sets forth the number of Board and committee meetings (including teleconference meetings) held in 2011 and the members of each committee and the chair of each committee as of the date of this Proxy Statement:

Director	Board	Governance	Audit	Human Resources and Compensation
Thomas P. Capo	X		X	X
Maryann N. Keller	X		Chair	X
Hon. Edward C. Lumley	X	X		Chair
Richard W. Neu (1)	Lead Director	X	X
John C. Pope	X	Chair		X
Scott L. Thompson (1)	Chair
Meetings Held in 2011	22	4	11	5

(1)	Mr. Neu was, until December 9, 2011, Chairman of the Board. Effective December 9, 2011, Mr. Thompson was elected as Chairman of the Board and Mr. Neu became Lead Director.

In 2011, each director attended 97% or more of the total of all meetings held by the Board and the committees on which he or she served.

The Board has adopted a Corporate Governance Policy and charters for each of the Board committees.  The Corporate Governance Policy and each committee charter are located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”  DTG will provide, without charge, a copy of the Corporate Governance Policy and any committee charter to any stockholder upon written request to the Investor Relations Department, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

At each regularly scheduled meeting of the Board, the non-management directors of DTG meet in executive session without members of management present.  These sessions are presided over by the independent Lead Director.

Interested parties may communicate with the independent directors in the manner described below under “Communications with Stockholders.”

Attendance at Annual Meetings of Stockholders

It is DTG’s policy that all directors should attend the Annual Meeting of Stockholders unless there are extenuating circumstances.  All of the DTG directors attended the Annual Meeting of Stockholders held on June 9, 2011.

Governance Committee

Independence and Charter

The Governance Committee is as of the date of this Proxy Statement comprised of three independent directors, Messrs. Lumley, Neu and Pope (Chair).  Each of the members is “independent” as defined by DTG policy and NYSE rules and regulations.

The Governance Committee evaluates the organization, function and performance of the Board and its committees, the qualifications for director nominees and matters involving corporate governance.  A more detailed description of the Governance Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

Consideration and Evaluation of Director Nominees

The Company has a policy with respect to the consideration of director candidates.  Under the policy, the Governance Committee establishes criteria for director nominees, screens candidates and recommends director nominees who are approved by the full Board.  The Governance Committee will consider director nominees suggested by its members, other directors, stockholders or other sources.  The Governance Committee may also retain a search firm (which may be paid a fee) to identify director candidates.  Director nominations by stockholders may be submitted at the times and in the manner described below under “Stockholder Proposals and Director Nominations for Next Annual Meeting.”

All candidates, including those recommended by stockholders, are evaluated on the same basis in light of their credentials and the needs of the Board and the Company.  The Governance Committee seeks directors with established records of accomplishment in areas relevant to the Company’s strategy and operations and who share characteristics identified in DTG’s Corporate Governance Policy as valuable to a well-functioning Board:  ability to apply independent judgment to a business situation; ability to represent the interests of all of DTG’s stockholders and constituencies; the absence of any conflicts of interest that would interfere with the potential nominee’s loyalty to DTG and its stockholders; practical or academic experience in business, economics, government or the sciences (ideally, 15 or more years of experience including management responsibilities); and time to be an active member of the Board and one or more Board committees.  Under the Company’s policy, the Board takes into account principles of diversity.  While the policy does not prescribe diversity standards, as a matter of practice, the Board considers diversity in the context of the Board as a whole, including with respect to diversity of experience, geographic background, gender, race, age and current affiliations that may offer the Company exposure to contemporary business issues.  Candidates are also evaluated in light of Board policies, such as those relating to director independence and service on other boards, as well as considerations relating to the size and structure of the Board.  Beginning in 2012, there are no limits on service as a director based on age or tenure.

Audit Committee

Independence and Charter

The Audit Committee is, as of the date of this Proxy Statement, comprised of three independent directors, Mr. Capo, Ms. Keller (Chair), and Mr. Neu.  Each of the members is “independent” as defined by DTG policy and NYSE rules and regulations, and each of them is also “financially literate” as required by NYSE rules and regulations.

The Audit Committee appoints the independent auditors, reviews and approves their fees for audit and non-audit services, and reviews the scope and results of audits performed by the independent auditors and by DTG’s internal auditors.  It also reviews corporate compliance matters and reviews the Company’s system of internal accounting controls, its significant accounting policies and its financial statements and related disclosures.  A more detailed description of the Audit Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

Audit Committee Financial Experts

The Board has determined that each of Mr. Capo, Ms. Keller and Mr. Neu is an “audit committee financial expert” as defined by SEC rules.

Human Resources and Compensation Committee

Independence and Charter

The Human Resources and Compensation Committee is, as of the date of this Proxy Statement, comprised of four independent directors, Mr. Capo, Ms. Keller, Mr. Lumley (Chair) and Mr. Pope.  Each of the members is “independent” as defined by DTG policy and NYSE rules and regulations.

The Human Resources and Compensation Committee makes recommendations to the Board regarding DTG’s executive compensation program, and generally reviews the human resources area for the Company, including its management development and succession.  As a part of its executive compensation function, it approves salaries, retirement benefits, incentive compensation awards and equity incentive grants for officers, as well as corporate goals under performance-based compensation plans.  A more detailed description of the Human Resources and Compensation Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

Processes and Procedures for Consideration and Determination of Executive and Director Compensation

The Human Resources and Compensation Committee annually reviews the performance of all officers.  Executive officers also contribute to this review process by discussing executive performance with the Human Resources and Compensation Committee as requested.  The Human Resources and Compensation Committee makes all decisions regarding cash and equity awards for all officers of the Company after consultation with the other independent directors.  The Human Resources and Compensation Committee also reviews the performance and pay of the Chief Executive Officer and discusses its review with the Board.  As part of its compensation reviews, the Human Resources and Compensation Committee may consult with and use data obtained by Towers Watson, its independent compensation consultant.  The independent compensation consultant is engaged directly by the Human Resources and Compensation Committee and, in general, compiles information for, and makes presentations to, the Human Resources and Compensation Committee, and reviews compensation plans proposed by DTG.  It should be noted that the Risk and Financial Services Group of Towers Watson, performs separate work for DTG in relation to the valuation of insurance reserves, for an annual fee which historically has not exceeded $120,000.  However, due to an increase in the services required by DTG, the fee for the October 2010 to September 2011 period was approximately $134,000.  The fees for the independent compensation consultants engaged by the Human Resources and Compensation Committee were approximately $45,000 for 2011.

The relationship and the work performed by the Risk and Financial Services Group and which was and has been requested by management, are unrelated to the work performed by Towers Watson at the request of the Human Resources and Compensation Committee and, therefore, the Human Resources and Compensation Committee has determined that Towers Watson is independent with regard to its compensation consulting.  Further, all of Towers Watson’s work for DTG must be pre-approved by the Human Resources and Compensation Committee.

The Human Resources and Compensation Committee also reviews the compensation for the Board and its committees.  In recommending such compensation to the Board, the Human Resources and Compensation Committee utilizes data furnished by Towers Watson.

The agenda for meetings of the Human Resources and Compensation Committee is determined by its Chair with the assistance of the Chairman of the Board, the Lead Director and the Senior Vice President-Human Resources.  Such meetings are regularly attended by the Chairman of the Board, the Lead Director and the Senior Vice President-Human Resources.  At each meeting, the Human Resources and Compensation Committee also meets in executive session.  The Chair of the Human Resources and Compensation Committee reports the Human Resources and Compensation Committee’s recommendations on executive compensation to the Board.  Independent advisors and DTG’s human resources department support the Human Resources and Compensation Committee in its duties and such department may be delegated authority to fulfill certain administrative duties regarding the Company’s compensation programs.  The Human Resources and Compensation Committee has authority under its charter to retain, approve fees for and terminate consulting firms as it deems necessary to assist in the fulfillment of its responsibilities.

           Compensation Committee Interlocks and Insider Participation

           Directors Thomas P. Capo, Maryann N. Keller, Edward C. Lumley and John C. Pope served as members of the Human Resources and Compensation Committee during 2011.  None of the foregoing directors has ever been an officer or employee of DTG or has had any relationship requiring disclosure by DTG as a related party transaction.

Report of Audit Committee

Meetings with Management, Internal Auditors and Independent Auditors

The Audit Committee reviewed and discussed the audited financial statements and effectiveness of internal controls with management, internal auditors and the Company’s independent registered public accounting firm for 2011, E&Y.  Based on these discussions and its other work, the Audit Committee recommended that the Board include the audited consolidated financial statements in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The Audit Committee also has met and held discussions with management, internal auditors and the Independent Auditors regarding various topics in addition to matters related to financial statements.

           The discussions with E&Y also included the matters required by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, E&Y has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the firm’s independence with the firm.

Responsibility

The Audit Committee is not responsible for either the preparation of the financial statements or the auditing of the financial statements.  Management has the responsibility for preparing the financial statements and implementing, maintaining and evaluating the effectiveness of internal controls and the independent auditors have the responsibility for auditing financial statements and evaluating the effectiveness of the internal controls.  The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on DTG’s financial statements.

THE AUDIT COMMITTEE

Maryann N. Keller, Chair
Thomas P. Capo
Richard W. Neu
April 2, 2012

Compensation

           Board Compensation has historically consisted of a combination of cash, equity grants and vehicle privileges.  In 2012, director compensation was modified to better reflect current market practice.

           Board Meeting Fees, Committee Meeting Fees and Retainers

            In 2011, the annual compensation program for independent directors (the “Program”) provided that for each fiscal year of service, each independent director would receive an annual retainer of $60,000 in the form of cash, paid in quarterly installments of $15,000 each, and $90,000 in the form of equity compensation.   The Company did not pay separate meetings fees but instead paid additional fees to the committee chairs as follows:  The Governance Committee chair was paid an annual retainer of $5,000, in quarterly cash installments of $1,250.  The Human Resources and Compensation Committee chair was paid an annual retainer of $7,500, in quarterly cash installments of $1,875.  The Audit Committee chair was paid an annual retainer of $10,000, in quarterly cash installments of $2,500.  The Chairman of the Board was paid an annual retainer of $100,000, in quarterly cash installments of $25,000, prorated for his term of service in 2011 as Chairman of the Board.

Effective January 1, 2012, the compensation for independent directors was amended as follows:

•	Each independent director will receive an annual retainer of $80,000 in the form of cash, paid in quarterly installments of $20,000 each, and $100,000 in the form of equity compensation.
•	Each committee chair will be paid an additional annual retainer in the amount set forth below in the form of cash, paid in equal quarterly installments:
o	Audit Committee: $14,000
o	Governance Committee: $9,000
o	Human Resources and Compensation Committee: $12,000
•	The Lead Director will be paid an additional $20,000 in the form of cash, paid in equal quarterly installments of $5,000 each.

    Restricted Stock Grants

            On January 26, 2011, each independent director was granted 1,866 Restricted Stock Units under the Program having an aggregate grant date fair value of $90,000.  The number of Restricted Stock Units granted was calculated on the basis of the closing price per Share on the date of the grant ($48.24).  The Restricted Stock Units vested on December 31, 2011.  Beginning in 2012, each independent director will receive a retainer in the form of Restricted Stock Units with a grant date fair value of $100,000 in addition to the cash retainer discussed above.  Accordingly, on January 25, 2012, each independent director was granted 1,363 Restricted Stock Units having an aggregate grant date fair value of $100,000.  The number of Restricted Stock Units granted was calculated on the basis of the closing price per Share on the date of the grant ($73.42).  These Restricted Stock Units will vest on December 31, 2012.

            All Restricted Stock Units will be settled exclusively in Common Stock, and directors are permitted to elect in advance to defer all or any portion of their compensation that was to be paid in Common Stock.

    Other

           DTG continues its policy of furnishing rental cars for short-term use for product and service evaluation to each director.  Following a change in control of DTG or retirement from the Board with five or more years of service, each director is permitted the use of rental cars for product and service evaluation for the life of the director.

    No Employee Director Compensation or Benefits

DTG does not pay compensation or provide benefits for service to any director solely in such capacity who is also an officer or employee of the Company, except that Mr. Thompson, as a director, is entitled to the use of rental cars for product and service evaluation for life if he retires from the Board with five or more years of service or following a change in control of DTG.

           Director Compensation Table

The following table provides certain summary information concerning compensation of the independent directors for the fiscal year ended December 31, 2011:
2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)	(g)	(h)
Thomas P. Capo	$60,000	$90,000	$--	$--	$--	$--	$150,000
Maryann N. Keller	$70,000	$90,000	$--	$--	$--	$--	$160,000
Edward C. Lumley	$67,500	$90,000	$--	$--	$--	$--	$157,500
Richard W. Neu	$155,165	$90,000	$--	$--	$--	$--	$245,165
John C. Pope	$65,000	$90,000	$--	$--	$--	$--	$155,000

(1)
The amount shown in column (b) for Mr. Neu reflects a proration of the Chairman fee of $100,000 annually and the Lead Director fee of $20,000, based on his service date change from Chairman to Lead Director on December 9, 2011.

(2)
The amount shown in column (c) for each director reflects the grant date fair value attributable to the Restricted Stock Unit awards (1,866 Restricted Stock Units for each independent director in accordance with Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC 718”)).  The grant date fair value was determined as of the grant date of January 26, 2011, based on a closing Share price of $48.24.

(3)
Since May 2002, no independent director has been awarded Option Rights.  As of December 31, 2011, Messrs. Pope and Lumley each had 5,000 outstanding Option Rights that are fully vested but not exercised.

Stock Ownership Guidelines

The Company’s current stock ownership guidelines require each independent director of DTG to hold at least 20,000 Shares.  Directors are generally given five years from commencing service on the Board to meet the stock ownership guidelines.  All of the current independent directors exceed these guidelines.

Leadership Structure of the Board

  Mr. Thompson, who has been the President and Chief Executive Officer since October 2008, possesses in-depth knowledge of the issues, opportunities and challenges facing the Company, having led the Company successfully throughout the recent U.S. financial crisis and recovery and managed the merger-related activity involving Hertz Global Holdings, Inc. and Avis Budget Group, Inc.  The Board believes that given this experience and the Company’s current circumstances and plans, combining the roles of Chairman of the Board and Chief Executive Officer is in the best interests of the Company and its stockholders, and it appointed Mr. Thompson Chairman in December 2011.  The Board believes Mr. Thompson is best positioned to develop agendas that ensure that the Board is focused on the most critical matters and that the combined role will enable decisive leadership and ensure accountability and clarity in the direction of the Company’s business strategy.  In light of continuing challenging economic conditions, the Board also believes that this structure will enhance the Company’s ability to communicate its message and strategy clearly and consistently to stockholders, employees and other important constituencies.

The Board believes that its governance practices provide an effective complement to the new structure involving a combined Chairman and Chief Executive Officer.  Notably, each of the Company’s directors other than Mr. Thompson is independent, and the Board believes that the independent directors provide effective oversight of management.  Mr. Neu, the former Chairman, continues to serve as the Lead Director and in this capacity, he acts as chairman for all executive sessions of the independent directors and for all meetings of the Board at which the Chairman is not present, convenes meetings of the independent directors on the request of any of them, and establishes the agenda and approves the information for those meetings.  He also acts as a liaison between the Chairman and the independent directors, providing feedback and input about agenda items for Board and committee meetings.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain risks and exposures being delegated as described below to Board committees that report on their deliberations to the full Board.  The oversight responsibility of the Board and its committees is supported by management reporting processes that are designed to surface key risk exposures and assist the Board in evaluating them in light of the Company’s overall risk profile and in assessing the scope and effectiveness of risk management and mitigation initiatives.  The Audit Committee plays a principal role in evaluating the process by which the Board and its committees exercise their oversight responsibilities with respect to risk.  The Board believes that its leadership structure, which includes an independent Lead Director, facilitates an independent assessment of the Company’s risk profile and major risk exposures.

The Board’s oversight focuses on four principal areas of risk:  strategic, financial, operational, and compliance and regulatory.  The Board annually conducts an in-depth review of the business, which addresses strategic and other key risks that could materially affect execution of the Company’s plans.  This review is supplemented throughout the year with regular management presentations that highlight material risks and exposures and related initiatives.  In addition, the Board and its committees conduct, as needed or appropriate, executive sessions with management personnel responsible for certain areas of risk.  For example, the head of internal audit and the Chief Financial Officer each meet separately with the Audit Committee periodically, without any other management personnel present.

Oversight of risks directly relating to the responsibilities of the Board’s committees is undertaken at the committee level.  The allocation of risk oversight among the Board’s committees is generally as follows:

Audit Committee	Risks and exposures associated with financial matters, financial reporting, accounting, tax, internal control over financial reporting and ethics matters.

Governance Committee	Risks and exposures relating to corporate compliance, legal and regulatory matters.

Human Resources and Compensation Committee	Risks and exposures associated with the Company’s compensation programs and arrangements, leadership development and management succession planning.

Communications with Stockholders

Stockholders may send communications to the Board, or to any individual director or the non-management or independent directors as a group.  Such communications should be addressed to the Secretary at Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  All such communications received by the Secretary will be forwarded to the Lead Director and to the Chief Executive Officer.  The Secretary and the Lead Director will review the communications and determine whether or not it is appropriate to forward the communications to the Board or any director or group of directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

2011 Business Overview

During 2010 the Company was able to successfully mitigate personnel distractions and disruptions to its operations resulting from a proposed merger with a competitor by keeping employees informed of developments, implementing retention tools and ensuring that the focus of each employee remained on product delivery and customer service during the period of uncertainty.  As a result, the Company delivered the highest level of Corporate Adjusted EBITDA in its history in 2010.  “Corporate Adjusted EBITDA” is defined as earnings, excluding the impact of the (increase) decrease in fair value of derivatives, before non-vehicle interest, taxes, non-vehicle depreciation, amortization, and certain other items.   (See Appendix A for a reconciliation of Corporate Adjusted EBITDA to the most comparable GAAP financial measures).

After achieving this record breaking performance in 2010, management entered 2011 focused on the continued execution of its expanded stand-alone business plan following the unsuccessful merger attempt in 2010. However, the Company once again faced the challenge of delivering on its business plan in the midst of potential personnel disruptions and distractions as a result of a tender offer launched by Hertz Global Holdings, Inc. in May 2011.  The Company ultimately launched a solicitation process in September 2011 in order to bring the ongoing uncertainty of merger activities to a close, and in October 2011, with no bids resulting from that process, formally disengaged from the merger activities.  From May through October 2011, management not only devoted significant focus to operations in order to try to improve upon the successful results achieved in 2010, but also had to place significant emphasis on retaining and engaging key employees and  addressing the concerns of its stockholders and lenders surrounding the uncertainty caused by the potential merger.

Despite the above distractions, management successfully executed on its stand-alone business plan for 2011.  The Company was able to maximize profitability and improved on the success of 2010, resulting in 2011 being the most profitable year in the Company’s history.  The Company generated Corporate Adjusted EBITDA of $298.6 million in 2011.  Excluding $4.6 million of expenses related to merger-related activities, the Company delivered the highest level of Corporate Adjusted EBITDA in its history, totaling $303.2 million in 2011 (excluding merger-related expenses of $4.6 million), a $45 million improvement from the $258.3 million reported in 2010 (excluding merger-related expenses of $22.6 million).  This continued the trend of significant growth in Corporate Adjusted EBITDA over the last four years as shown by the chart below.  In addition, our stockholders have realized a 6,346% increase in the value of their Shares from December 2008 to December 2011.

  The Company continued to strengthen its financial position in 2011, completing $1.5 billion of new long-term fleet financing to support the Company’s rental business, paying off all of its corporate indebtedness of approximately $148 million and deploying excess cash to reduce fleet debt.  Additionally, the Company launched a $100 million share repurchase program in order to return excess cash to shareholders.  The Company ended 2011 with profitable operations, abundant liquidity and a share price that improved from $47.26 on December 31, 2010 to $70.26 on December 30, 2011, an increase of approximately 49%.

2011 Pay Actions

The Human Resources and Compensation Committee’s actions during 2011 with respect to executive pay reflected these overall circumstances and results.  Given the Company’s turnaround and financial condition, and the fact that base pay had not been evaluated or increased since 2007, management commissioned an executive compensation study in the fourth quarter of 2010 to evaluate the overall compensation packages of the Company’s officers.  As a result of this study, the Human Resources and Compensation Committee approved increased salaries for certain executive officers in order to bring them in line with market compensation levels.  Additionally, the Human Resources and Compensation Committee approved management equity incentive awards in late 2010 as a component of management’s 2011 compensation package. These awards, which only vest if the Company achieves defined Corporate Adjusted EBITDA goals and the applicable executive remains employed for a specified service period, are intended to provide competitive compensation opportunities, enhance the alignment of interests between management and stockholders and retain management. These were the first equity incentives granted to management since mid 2009.

           As noted above, management equity awards granted in late 2010 were tied to the achievement of 2011 Corporate Adjusted EBITDA performance goals. Management believes Corporate Adjusted EBITDA is a primary driver of stockholder value creation for the Company, hence its use for both annual and long-term incentives. Annual performance goals are used for both cash and equity incentives in light of the highly volatile nature of the rental car business. The Company’s record Corporate Adjusted EBITDA results in 2011 resulted in the Company hitting the performance targets for the 2011 equity awards. As a result, 25% of these awards will vest in 2012 and 75% will vest in 2013 if the recipients remain employed by the Company, providing additional retention value and alignment with stockholder interests.

The Company’s annual incentive plan for 2011 (the “2011 Incentive Plan”) was designed to provide additional incentive compensation in the event the Company was able to exceed certain financial targets, with such performance incentives capped at a pre-determined level.  The 2011 Incentive Plan was modified from the plan established for 2010 to provide a more direct alignment between Corporate Adjusted EBITDA and incentive plan  payouts, as well as deliver a portion of the annual incentive (subject to achievement of the management objectives described below) in the form of equity, subject to additional service-based vesting requirements as an additional retention tool for management. The Company significantly exceeded the Corporate Adjusted EBITDA target under the 2011 Incentive Plan, with record levels of Corporate Adjusted EBITDA as noted above. As a result, management (including the named executive officers) was paid annual incentive awards at the maximum amounts determined under the 2011 Incentive Plan and approximately one-third of these awards for the named executive officers was settled in the form of stock units that will vest over a two-year period from the end of the performance period established in the 2011 Incentive Plan.

In addition, in March of 2011, the Company paid out Performance Units granted to the officers pursuant to  the Incentive Compensation Plan in place for the 2008-2010 Performance Period.

  The 2011 values reported in the Summary Compensation Table reflect the changes made to executive pay levels in order to bring compensation opportunities in line with the Company’s desired position relative to the market for executive talent, as well as the Company’s continued strong financial performance.

2011 Shareholder Advisory Vote on Executive Pay

In an advisory vote held at the 2011 Annual Meeting of Stockholders, our stockholders voted to approve the compensation of our named executive officers with a vote of 98% in favor.  In light of the strong support our executive compensation received at the 2011 Annual Meeting, the Human Resources and Compensation Committee did not make significant changes to our compensation program as a direct result of the advisory vote on executive compensation.

Objectives of Compensation Program

The Human Resources and Compensation Committee is guided by the following key objectives in determining the compensation of the Company’s named executive officers:

                      Competitive Pay

      Compensation should reflect the competitive marketplace so that the Company can attract, retain and motivate high-caliber executives.

                      Accountability for Business Performance

      Compensation should be tied largely to overall Company financial and operating performance, so that executives are held accountable through their compensation for achievement of Company financial and operating results.

                      Accountability for Individual Performance

      Compensation should also be tied to the individual’s performance to encourage and reflect individual contributions to the Company’s performance.

                      Alignment with Stockholder Interests

      Compensation should reflect DTG’s Common Stock performance through equity-based incentives, such as Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units and Option Rights, to align the interests of executives with those of DTG’s stockholders.

  Design and Risk Mitigation

  DTG’s executive compensation program is designed to clearly and fairly relate pay to performance, with the objective of creating long-term stockholder value.  DTG’s executive compensation program is also designed to match pay practices with corporate goals.  Each year, the Human Resources and Compensation Committee establishes annual incentive award levels and considers the grant of long-term equity incentive compensation awards under the Plan.  At the end of each year, the Human Resources and Compensation Committee conducts a full review of the elements of compensation and compares those elements to DTG’s key objectives.

  A primary objective of DTG’s executive compensation program is to encourage and reward performance by the executives, including the named executive officers, that meets or exceeds DTG’s financial and operational performance goals, without encouraging the taking of excessive risks that could be detrimental to the interests of DTG’s stockholders.  Further, DTG strives to develop overall compensation packages that include a variety of short- and long-term awards, as well as a balanced mix of cash and equity incentives.  Performance objectives for our performance-based awards, whether cash or equity, are established to encourage the executives, including the named executive officers, to maximize the Company’s performance over the long-term, as opposed to focusing on short-term profits.

  The Human Resources and Compensation Committee believes that its compensation decisions are aligned with these objectives and that risks arising from the compensation programs, if any, would not be reasonably likely to have a material adverse affect on the Company.

Participants in Compensation Decisions

The following table identifies the various individuals and groups who participate in decision making for DTG’s 2011 executive compensation program and their duties in connection with such participation.

Participant		Duties
Human Resources and Compensation Committee	● ● ● ●

Reviewed the performance of the Chief Executive Officer, the other named executive officers and other select members of the executive group

Approved the compensation of the Chief Executive Officer after consultation with other independent directors

Made all decisions regarding cash and equity award plans for executives after consultation with other independent directors

Consulted with Towers Watson, its independent compensation
consultant, as a part of all compensation reviews

Chief Executive Officer	●	Contributed to the review process of the executive group
Towers Watson – external consultant to the Human Resources and Compensation Committee	● ● ●

Worked directly for the Human Resources and Compensation
Committee

Reviewed all presentation materials developed by or at the request of
DTG management for presentation to the Human Resources and
Compensation Committee

Consulted with, asked questions of and provided comments to DTG management, management's external compensation consultant, and the Human Resources and Compensation Committee regarding all compensation plans, presentations, proposed actions, documents and related materials

Frederic W. Cook & Co., Inc. – external consultant to DTG management	●	Consulted with management on executive compensation matters
Senior Vice President, Human Resources	● ●

Assisted in providing information on executive compensation for review by the Chief Executive Officer and the Human Resources and
Compensation Committee

Consulted with the Chief Executive Officer and the Human
Resources and Compensation Committee on executive compensation matters

Comparative Data and Benchmarking

As discussed below under the heading “2011 Compensation Decisions,” during the last quarter of 2010, management engaged Frederic W. Cook & Co., Inc. (“FWC”) to collect compensation data from which to benchmark executive compensation for the fiscal year beginning January 1, 2011 and to provide recommendations to the Human Resources and Compensation Committee for salary adjustments, annual incentive opportunities and equity awards.  The determinations were based in part on survey data of 14 companies included as the comparator group, which are listed on page 42 below (the “Peer Group Companies”).

           Internal Pay Equity

           Compensation opportunities for the named executive officers are generally targeted at the median market range of executives performing similar functions at our Peer Group Companies and are also based on individual performance over time, overall financial results and job duties and responsibilities.  Accordingly, Mr. Thompson has the highest compensation among the named executive officers.  Messrs. Buster and Morris and Ms. Vaniman, each an Executive Vice President, have similar compensation opportunities according to their responsibilities and as compared to their peers at the Peer Group Companies.  Our Human Resources and Compensation Committee believes that this similar compensation opportunity among our Executive Vice Presidents encourages their collaboration, support and team effort, and is consistent with the Company’s overall compensation philosophy.

General Information Regarding Elements of Compensation

           The Company’s executive compensation objectives are achieved through five elements: base salary, cash and equity incentive compensation, long-term incentive compensation, retirement benefits and from time to time other compensation (including perquisites).  In 2011, DTG used these elements of compensation to create an overall executive compensation program that included salary increases, a short-term incentive opportunity in the form of cash and equity and long-term incentives in the form of Performance Units. The Performance Units granted in December 2010 and December 2011 were designed to incent operational and financial results over the performance periods of 2011 and 2012, respectively, with the Performance Units vesting over an additional two years after the performance condition was met to enhance their retention value and tie the ultimate value realized to longer term Company performance.  DTG believes the use of these various compensation elements provides the proper balance between short- and long-term performance equity and cash compensation, financial and market metrics, and corporate and individual results as shown by the chart below.  Overall, the pay package is intended to ultimately lead to a strong alignment of the long-term interests of officers with the long-term interests of stockholders.  There is no pre-defined allocation of value between short- and long-term pay or between cash and equity compensation, but decisions are made with a focus on the majority of compensation being long-term and performance based.

Components and Mix of Executive Compensation

Compensation for our named executive officers is comprised of the following components, utilizing values disclosed in the Summary Compensation Table (but excluding Other Compensation, which is 6% or less of Total Compensation), as illustrated below:

CEO	Other Named Executive Officers (average) (a)

(a)	Due to his retirement on December 31, 2011, the compensation for Mr. Anderson is not included.

Discussion of Elements of Compensation

   Base Salary

                      As discussed in more detail below, when establishing the base salaries for the named executive officers for 2011, the Human Resources and Compensation Committee considered the base salary of executives in comparable positions at the Peer Group Companies from data obtained by FWC.  Base salaries and incentive compensation may vary from comparable positions depending on factors such as responsibility and current performance.

                      2011 Incentive Compensation

                       As discussed above under 2011 Pay Actions, for 2011, DTG established the 2011 Incentive Plan for executives, including the named executive officers, based on the Company’s Corporate Adjusted EBITDA.  The 2011 Incentive Plan set $75 million as the minimum Corporate Adjusted EBITDA to be achieved in 2011 prior to any payment under the 2011 Incentive Plan, based on an analysis of the Company’s historical financial performance, market conditions and financial expectations for 2011.  As shown by the chart below, the 2011 Incentive Plan also provided that cash incentives would be paid for Corporate Adjusted EBITDA amounts between $75 million and $200 million, and for Corporate Adjusted EBITDA over $200 million up to a maximum of $280 million, incentives would be paid in the form of equity awards subject to additional time-based vesting restrictions (25% of such award vesting on December 31, 2012 and 75% of such award vesting on December 31, 2013, subject to continued employment through the applicable vesting date).  The portion of the bonus pool allocated to each named executive officer was determined by the Human Resources and Compensation Committee at the time the bonus pool was determined based upon responsibilities and contributions to the success of the Company.

2011 Incentive Compensation Payout Levels

Annual Corporate Adjusted EBITDA ($000s)	<$75,000	$75,000	$140,000	$180,000	$200,000	$240,000	$280,000

Total Bonus Pool ($000s)	$0	$1,575	$2,940	$3,780	$4,200	$5,400	$6,600

Corporate Adjusted EBITDA is the primary measurement used to determine the amount of the annual incentive compensation awards for each named executive officer under the 2011 Incentive Plan.   However, the Human Resources and Compensation Committee reserved the right to adjust any award in its sole discretion.  Incentive compensation is allocated to executive participants in the 2011 Incentive Plan based on their job responsibilities and may be adjusted to reflect individual performance, if appropriate.  In addition, the 2011 Incentive Plan permits DTG to recover awards if a participant engages in certain conduct detrimental to the Company, including competing with the Company, solicitation of employees for other employment, disclosure of confidential information, any conduct that results in termination for cause, any conduct determined to be harmful to the Company and any conduct that causes a restatement of any financial statements or financial results of the Company.  Although the Human Resources and Compensation Committee did not set specific individual target amounts for the allocation of the bonus pool among the named executive officers and other participants in 2011, allocations to the named executive officers were generally consistent with the target allocations made to them in 2010.

                       Based on our achievement of actual Corporate Adjusted EBITDA of $303.2 million (excluding merger-related expenses of $4.6 million), which exceeded the maximum payout amount under the 2011 Incentive Plan by $23.2 million, the named executive officers received the maximum potential payout of the 2011 Incentive Plan, or $6.6 million in total.  As a result, a portion of each named executive officer’s award was paid out in cash and a portion was paid out in equity awards subject to continued service-based vesting restrictions.

Long-Term Incentive Compensation

DTG provides the named executive officers with long-term incentive compensation pursuant to the Plan.  The Plan is intended to primarily provide equity-based incentives to executives of the Company to ensure that management’s interests are aligned with the interests of the Company’s stockholders.  DTG adopted the Plan to encourage participants to focus on long-term Company performance and to provide an opportunity for executive officers and certain designated key employees to increase their stake in the Company through grants of equity and equity-based compensation.  Pursuant to the Plan, the Human Resources and Compensation Committee has the discretion to grant Option Rights, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and other equity and equity-based awards.

                      1.  Option Rights and Restricted Stock Units

                      No Option Rights or Restricted Stock Units have been granted to management since May of 2009.

      2.  Performance Units

                       In December 2010, Performance Units were granted under the Plan to executives, including the named executive officers, relating to a one-year performance period (“Performance Period”) of fiscal year 2011 and providing that if the objectives under the Plan for the Performance Period were met, the Performance Units would vest over a two-year period following the conclusion of the Performance Period.  The objectives under the Plan for the 2011 Performance Period were met and 25% of the Performance Units granted to the officers will vest on December 31, 2012 and the remaining 75% will vest on December 31, 2013.  Performance Units with similar objectives were granted in December 2011 based on a Performance Period from January 1, 2012 to December 31, 2012.  If the objectives of the 2012 Performance Period are met, 25% of the awards will vest on December 31, 2013 and the remaining 75% will vest on December 31, 2014.

Pay versus Performance Discussion

Long-Term Realized Compensation

While many individual pay decisions are based on an annual timetable, the Human Resources and Compensation Committee takes a longer term view of how pay and performance are linked for executives. In addition, the Committee also considers the pay realized by executives as a result of such performance, not just values reported in the Summary Compensation Table and its supporting tables. The values in these tables, while important, only tell a portion of the story as they reflect accounting values of certain program elements, not realized values.  For example, Performance Units granted in December 2010 and 2011 are included in the Summary Compensation Table based on the grant date fair value of the awards for accounting purposes in the year of grant.  However, the awards are actually earned over a period of time following their inclusion or, in some cases, may reflect compensation awarded in respect of performance in a prior year.  The amounts reflected in the Summary Compensation Table represent accounting values, and do not necessarily correspond to the amounts the named executive officers will actually earn.

The table below shows the value of realized compensation by the Chief Executive Officer from 2009 through 2011, and the performance of the Company on the primary incentive metrics tracked by the Company. The Human Resources and Compensation Committee believes this table is an accurate depiction of the relationship between pay and performance at the Company, and shows there to be a strong alignment between the two factors.

Realized Compensation - CEO	2009	2010		2011
Base Salary	$550,000	$550,000		$800,000
Annual Cash Incentive Paid	$825,000	$825,000		$1,272,696
Gains from Option Exercises	--	--		--
Value of Stock Awards Vesting	$462,299	$1,460,597		$3,080,668
Total	$1,837,299	$2,835,597		$5,153,364

Change from Prior Year		54.34%		81.74%
Corporate Adjusted EBITDA (1)	$99,400,000	$258,300,000	(2)	$303,200,000	(3)
Non-GAAP Earnings Per Share (1)	$1.24	$4.24	(2)	$5.13	(3)

(1) For reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see "Use of Non-GAAP Measures for Measuring Results" under Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, beginning on page 32 of the Company's Annual Report on Form 10-K for the Year Ended December 31, 2011.
(2) Excludes merger-related expenses of $22.6 million.
(3) Excludes merger-related expenses of $4.6 million.

As discussed in “Executive Compensation – Objectives of Compensation Program” above, key objectives of our executive compensation program include motivating our executives to achieve financial and operating results including increased profitability and stockholder returns, and attracting and retaining high caliber executives.  Accordingly, in addition to paying fixed compensation in the form of a market-based salary, we provide our named executive officers with variable short- and long-term compensation opportunities that are based on DTG’s performance.  Our annual Incentive Plans reward executives on increased Corporate Adjusted EBITDA, while awards under our Long-Term Incentive Compensation Plan reward executives on long-term Company performance, typically over a three-year period that may involve both a performance hurdle and service-based vesting conditions.  Performance Units link the amount our executives earn to the performance of the Common Stock over the applicable period.

                                In 2011, the Company’s performance was strong, with Corporate Adjusted EBITDA (excluding merger-related expenses) increasing by approximately $45 million, or 17.4% from December 31, 2010 to December 31, 2011.  In addition, the price of the Common Stock increased from a low of $47.26 on December 31, 2010 to $70.26 on December 30, 2011.  As a result of this exceptional financial performance, our named executive officers received the maximum potential award under the 2011 Incentive Plan.  As noted above, to continue to incentivize and retain our named executive officers, a portion of the annual award under the 2011 Incentive Plan was paid in equity units that are subject to additional service-based vesting requirements. We believe these payouts demonstrate a link between strong Company performance and the variable compensation opportunities for our named executive officers.

                      Supplemental Retirement and Other Elements of Compensation

                      DTG maintains a deferred compensation plan which is intended to provide an equitable program for retirement income and retention for executives of the Company, including the named executive officers, and provides for an aggregate annual contribution by the Company in respect of each participant of an amount equal to 15% of the executive’s base salary, contributed in quarterly installments.  All contributions by the Company are immediately 100% vested.  Each participant is also permitted, on an annual basis, to contribute to the deferred compensation plan.  We generally do not provide perquisites with a significant value to our named executive officers.  As disclosed in our Summary Compensation Table, we provide a vehicle allowance, limited financial planning assistance, and reimbursement for a portion of country club membership dues.

           Change in Control Arrangements

            There are no employment contracts or non-compete agreements with any officer, including the named executive officers.  DTG has entered into a change in control agreement with Mr. Thompson (the “Employment Continuation Agreement”), as well as a change in control plan for other executive officers, including the other named executive officers (the “Employment Continuation Plan”).  The Employment Continuation Agreement and the Employment Continuation Plan are designed to promote stability and continuity of executives in the event of a transition in corporate control.  Information regarding applicable payments under such Employment Continuation Agreement and Employment Continuation Plan for the named executive officers is provided below under the heading “Potential Payments Upon Termination or Change in Control.”  The Company believes these agreements are in line with market practice and provide value to the stockholders.

2011 Compensation Decisions

As briefly discussed above, during the last quarter of 2010, management engaged FWC to conduct a study of benchmark compensation levels and practices for our senior executive team, including the named executive officers.  In addition, FWC was asked to provide recommendations to the Human Resources and Compensation Committee for salary adjustments and equity awards for 2011. Management worked with FWC to identify appropriate market benchmarks for each named executive officer.  The benchmark pay sources included a comparator group of publicly traded peers, which was developed by FWC with input from management, and third-party compensation surveys.  The Human Resources and Compensation Committee’s independent consultant, Towers Watson, reviewed the methodology used by FWC to develop the compensation benchmarks and provided advice to the Human Resources and Compensation Committee regarding the reasonableness of the study’s results.

FWC identified the following 14 companies as the Peer Group Companies:

Alexander & Baldwin, Inc.	Hertz Global Holdings, Inc.
AMERCO	Kirby Corp.
Asbury Automotive Group, Inc.	Lithia Motors, Inc.
Avis Budget Group, Inc.	Old Dominion Freight Line, Inc.
CarMax, Inc.	The Pep Boys – Manny, Moe & Jack
Genesee & Wyoming, Inc.	Ryder System, Inc.
Group 1 Automotive, Inc.	Werner Enterprises, Inc.

The Peer Group Companies include direct competitors to DTG (i.e., car rental and automotive retailers) and other comparably-sized companies in the same Global Industry Classification Standard Group classification as DTG. DTG Management also reviewed general industry pay statistics from the following third-party executive pay surveys:  2010 Mercer Executive Benchmark Survey (utilizing 108 companies with revenues of $1 billion to $2.5 billion), 2010 Towers Watson U.S. CDB Survey (utilizing 170 companies with revenues of $1 billion to $3 billion), 2010/11 Towers Watson Top Management Survey (utilizing 919 companies with data regressed to revenues of $1.5 billion) and 2010 FWC Survey of Long-Term Incentives (utilizing 57 companies for comparison of plans).

Based on DTG’s relative size and recent performance versus the benchmark data sources, FWC advised the Human Resources and Compensation Committee that target total compensation opportunities in the median market range would be appropriate.

The Human Resources and Compensation Committee considered FWC’s study and recommendations, together with the advice of Towers Watson, its independent consultant, in making certain determinations regarding 2011.  The Human Resources and Compensation Committee also considered the Company’s performance since Mr. Thompson became CEO in October of 2008.  In particular, the Human Resources and Compensation Committee considered the significant increase in the price of the Common Stock and the growth in Corporate Adjusted EBITDA during this period and management’s success in executing both the 2010 and the 2011 business plans despite the uncertainty and disruption caused by proposed mergers.

            Effective January 1, 2011, the Human Resources and Compensation Committee approved the following base salaries for its named executive officers, positioning the named executive officers at the market median:  Mr. Thompson, $800,000; Mr. Buster, $425,000; Mr. Anderson, $425,000; Ms. Vaniman, $300,000; and Mr. Morris, $250,000.

            At the end of 2010, the Human Resources and Compensation Committee also approved the grant of Performance Units to the named executive officers.  These awards were contingent on the achievement of a minimum level of Corporate Adjusted EBITDA in 2011; if this minimum level was not achieved, the awards would be forfeited in their entirety.  The minimum level of Corporate Adjusted EBITDA was achieved for 2011 and, as a result,  Performance Units were granted to each of the named executive officers as follows:  Mr. Thompson (45,000 units); Mr. Buster (16,000 units); Mr. Anderson (16,000 units); Ms. Vaniman (9,000 units) and Mr. Morris (7,000 units).  25% of each named executive officer’s Performance Units will vest on December 31, 2012 and the remaining 75% will vest on December 31, 2013, in each case subject to the named executive officer’s continued employment with the Company through the vesting date.

At the end of 2011, the Human Resources and Compensation Committee again approved the grant of Performance Units to the named executive officers, contingent on the achievement of a specified level of Corporate Adjusted EBITDA in 2012; if the specified level is not achieved, the awards will be forfeited in their entirety.  If the Company achieves the specified level of Corporate Adjusted EBITDA in 2012, in general 25% of the Performance Units will vest on December 31, 2013, and the remaining 75% will vest on December 31, 2014, in each case subject to the applicable named executive officer’s continued employment with the Company through the vesting date.

Impact of Accounting and Tax Treatment on Compensation

           Accounting Treatment

           The Human Resources and Compensation Committee is aware of the accounting treatment accorded to DTG’s compensation program.  However, the treatment has not been a significant factor in such compensation program or in the decisions of the Human Resources and Compensation Committee concerning the amount or type of compensation.

           Section 162(m)

Pursuant to Section 162(m), publicly-held corporations are prohibited from deducting compensation paid to the named executive officers except the Chief Financial Officer, as of the end of the fiscal year, in excess of $1 million, unless the compensation is “performance-based.”  Generally, it is the Human Resources and Compensation Committee’s policy that the long-term incentive compensation paid to executive officers qualifies for deductibility to the extent not inconsistent with DTG’s fundamental compensation policies.  In furtherance of this policy, the Company has in the past requested that the stockholders re-approve the performance measures that may be used under the Plan in future years to satisfy the performance-based compensation requirements of Section 162(m).

With respect to the annual Incentive Plans, in prior years the Company determined that its need for flexibility in designing an effective compensation plan to meet our objectives and to respond quickly to marketplace needs has outweighed its need to maximize the deductibility of its annual compensation.  The Human Resources and Compensation Committee reviews this policy from time to time.

Common Stock Ownership Guidelines

DTG maintains Common Stock ownership guidelines to more closely align the interests of executives, including the named executive officers, with those of stockholders, ranging from one half of the annual base salary for the most junior executives to five times the annual base salary for the Chief Executive Officer if he or she is also serving as a director.  Generally, each executive has five years from the later of (i) the date of hire and (ii) the date of promotion within which to attain the ownership guidelines set for his or her position.

As of the date of this Proxy Statement, each named executive officer is in compliance with the Common Stock ownership guidelines.

Compensation Recoupment

The Human Resources and Compensation Committee retains the ability to recoup compensation of whatever kind paid by the Company, as required or permitted by applicable law and Company policies.  In addition, the Human Resources and Compensation Committee routinely reviews emerging best practices with regard to recoupment and “clawback” policies and intends to update its policies once final regulations are issued under the Dodd-Frank Act.

Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES AND
COMPENSATION COMMITTEE

Hon. Edward C. Lumley, Chair
Thomas P. Capo
Maryann N. Keller
John C. Pope
April 2, 2012

Summary Compensation Table

The following table provides certain summary information concerning compensation of DTG’s Chief Executive Officer and each of the other named executive officers of DTG for the fiscal year ended December 31, 2011.

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(a)	(b)		(c)		(d)		(e)(1)		(f)(1)		(g)(2)		(h)		(i)(3)		(j)
Scott L. Thompson Chairman, Chief Executive Officer & President	2011 2010 2009	$ $ $	800,000 550,000 550,000	$ $ $	- - -	$ $ $	3,270,260 2,120,850 222,000	$ $ $	- - 741,405	$ $ $	1,272,696 825,000 825,000	$ $ $	- - -	$ $ $	147,504 157,625 125,084	$ $ $	5,490,460 3,653,475 2,463,489
H. Clifford Buster, III Senior Executive Vice President & Chief Financial Officer	2011 2010 2009	$ $ $	425,000 300,000 300,000	$ $ $	- - -	$ $ $	1,182,860 962,693 -	$ $ $	- - 444,843	$ $ $	636,348 337,500 337,500	$ $ $	- - -	$ $ $	80,782 93,144 82,506	$ $ $	2,324,990 1,693,337 1,164,849
R. Scott Anderson Senior Executive Vice President, Global Operations	2011 2010 2009	$ $ $	425,000 425,000 425,000	$ $ $	- - -	$ $ $	- 754,080 -	$ $ $	- - 444,843	$ $ $	500,000 478,125 478,125	$ $ $	- - -	$ $ $	90,535 125,070 83,897	$ $ $	1,015,535 1,782,275 1,431,865
Vicki J. Vaniman Executive Vice President, General Counsel & Secretary	2011 2010 2009	$ $ $	300,000 285,000 285,000	$ $ $	- - -	$ $ $	626,220 424,170 -	$ $ $	- - 296,562	$ $ $	190,904 256,500 256,500	$ $ $	- - -	$ $ $	68,507 88,980 61,060	$ $ $	1,185,631 1,054,650 899,122
Rick L. Morris Executive Vice President & Chief Information Officer	2011 2010 2009	$ $ $	250,000 250,000 250,000	$ $ $	- - -	$ $ $	487,060 329,910 -	$ $ $	- - 296,562	$ $ $	190,904 225,000 225,000	$ $ $	- - -	$ $ $	63,315 79,806 56,181	$ $ $	991,279 884,716 827,743

(1)
The amounts shown in column (e), with respect to Performance Units (grant dates of December 3, 2010 and December 9, 2011) and Restricted Stock Units (grant date of May 2009 for Mr. Thompson only), and column (f), with respect to Option Rights (grant date of May 2009), for each named executive officer, reflects the grant date fair value in accordance with ASC 718 for awards pursuant to the Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan.  The December 9, 2011 grant date fair value for Performance Units granted to the named executive officers of $69.58 per share is based on a performance condition only.

The grant date fair value at the service inception date of the estimated number of Performance Units to be awarded as part of the 2011 Incentive Plan is included in column (e) as zero, as it was not contemplated that the minimum level of Corporate Adjusted EBITDA required for such awards would be met as of the service inception date.  The maximum value of the Performance Units that could be awarded pursuant to the 2011 Incentive Plan for the named executive officers is as follows:  Mr. Thompson ($727,304); Mr. Buster ($363,652); Ms. Vaniman ($109,096); and Mr. Morris ($109,096).

(2)
The Company’s non-equity incentive plan as shown in column (g) is an annual incentive compensation plan that pays out if Corporate Adjusted EBITDA for 2011 equals or exceeds a pre-established minimum threshold.   As discussed in greater detail in the Compensation Discussion and Analysis, the Company achieved actual Corporate Adjusted EBITDA above the maximum level under the plan and, accordingly, a portion of the 2011 incentive compensation was paid in cash and the remainder was settled in the form of Performance Unit awards with an established time- and service-based vesting schedule. The value of each such Performance Unit award as of the grant date of February 28, 2012 to the named executive officers is set forth as the maximum value of such Performance Units in footnote (1) above.

(3)	The amount shown in column (i) for each named executive officer includes the following:

(a)
the Company’s contribution to the 401(k) plan and the Deferred Compensation Plan.  The amounts attributable to the Company’s contributions for the Deferred Compensation Plan are as follows:  Mr. Thompson, $120,000; Mr. Buster, $63,750; Mr. Anderson, $63,750; Ms. Vaniman, $45,000; and Mr. Morris, $37,500; and

(b)
the aggregate incremental cost to the Company for the following benefits:  (i) supplemental executive life insurance; (ii) supplemental long-term disability insurance premiums; (iii) health club dues reimbursement; (iv) reimbursement of country club dues and assessments; (v) vehicle allowance; (vi) financial counseling; and (vii) annual pay out of one-half the value of  unused paid time off.   No amount attributable to each such perquisite or benefit for each named executive officer exceeds the greater of $25,000 or 10% of the total amount of perquisites for such named executive officer.

Grants of Plan-Based Awards

           The following table provides certain summary information concerning grants of plan-based awards to the named executive officers for the fiscal year ended December 31, 2011.

2011 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
		Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option or Stock Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)(3)

Scott L. Thompson			$1,272,696			9,549
Performance Units	12/9/2011							47,000		$69.58	$3,270,260

H. Clifford Buster III			$636,348			4,775
Performance Units	12/9/2011							17,000		$69.58	$1,182,860

R. Scott Anderson			$500,000			---

Vicki J. Vaniman			$190,904			1,433
Performance Units	12/9/2011							9,000		$69.58	$626,220

Rick L. Morris			$190,904			1,433
Performance Units	12/9/2011							7,000		$69.58	$487,060

(1)
The Company’s 2011 Incentive Plan is an incentive compensation plan that pays out if Corporate Adjusted EBITDA for 2011 equals or exceeds a pre-established minimum threshold.  As discussed in greater detail in the Compensation Discussion and Analysis, the Company achieved actual Corporate Adjusted EBITDA above the maximum level under the plan.  As a result, each named executive officer’s cash incentive award was paid out at the target level disclosed in column (d) and each named executive officer also received the Performance Units disclosed in column (g).

(2)	The amounts shown in column (g) represent the actual number of Performance Share Units granted as a part of the Company’s 2011 Incentive Plan.

(3)	The amounts shown in column (l) represent the aggregate grant date fair value computed in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

           The following table provides certain summary information concerning the outstanding equity awards of the named executive officers for the fiscal year ended December 31, 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Unearned Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable

	(a)(1)	(b) (2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(3)	(j)

Scott L. Thompson

Stock Option	5/23/2008	35,800	-0-		$13.98	5/22/2018
Stock Option	5/23/2008	38,755	12,945		$13.98	5/22/2018
Stock Option	10/13/2008	197,500	-0-		$0.97	10/12/2018
Stock Option	5/14/2009	100,000	150,000		$4.44	5/13/2019
Restricted Stock Units	5/23/2008						3,387	$237,971
Restricted Stock Units	5/14/2009						30,000	$2,107,800
Performance Shares	12/3/2010								45,000	$3,161,700
Performance Shares	12/9/2011								47,000	$3,302,220

H. Clifford Buster III

Stock Options	10/21/2008	70,000	-0-		$0.77	10/20/2018
Stock Options	5/14/2009	60,000	90,000		$4.44	5/13/2019
Performance Shares	12/3/2010								16,000	$1,124,160
Performance Shares	12/9/2011								17,000	$1,194,420

R. Scott Anderson

Stock Options	5/14/2009	60,000	90,000		$4.44	5/13/2019
Performance Shares	12/3/2010								16,000	$1,124,160

Vicki J. Vaniman

Stock Options	1/31/2008	14,947	-0-		$24.38	1/30/2018
Stock Options	10/13/2008	12,000	-0-		$0.97	10/12/2018
Stock Options	5/14/2009	40,000	60,000		$4.44	5/13/2019
Performance Shares	12/3/2010								9,000	$632,340
Performance Shares	12/9/2011								9,000	$632,340

Rick L. Morris

Stock Options	1/31/2008	7,715	-0-		$24.38	1/30/2018
Stock Options	10/13/2008	14,000	-0-		$0.97	10/12/2018
Stock Options	5/14/2009	40,000	60,000		$4.44	5/13/2019
Performance Shares	12/3/2010								7,000	$491,820
Performance Shares	12/9/2011								7,000	$491,820

(1)	The vesting schedules for the Stock Option Rights and Restricted Stock Units awards shown in column (a), identified by grant date, are as follows:
(i)	Stock Option Rights and Restricted Stock Units granted to Mr. Thompson on May 23, 2008 each vest in four equal annual installments beginning May 22, 2009.
(ii)
Stock Option Rights and Restricted Stock Units with a grant date of May 14, 2009 for the named executive officers vested 20% on each of May 13, 2010 and May 13, 2011, and the remaining 60%  will vest on May 13, 2012.

(2)	All Stock Option Rights listed in column (b) are fully vested. These Stock Option Rights expire 10 years from their respective grant date.

(3)
As the specified Corporate Adjusted EBITDA threshold was met for the 2011 Performance Period, the Performance Units granted on December 3, 2010 as shown in column (i) above will vest 25% on December 31, 2012 and 75% on December 31, 2013, subject to the continued employment with the Company of the named executive officers at the time of vesting.  Performance Units granted on December 9, 2011 as shown in column (i) above will be awarded following a one-year Performance Period of fiscal year 2012, if the specified Corporate Adjusted EBITDA threshold has been met for such Performance Period, and will provide for 25% of such award to vest on December 31, 2013 and 75% of such award to vest on December 31, 2014, subject to the continued employment with the Company of the named executive officers at the time of vesting.  The Performance Units granted pursuant to the 2011 Incentive Plan are not included in this table as they were granted on February 28, 2012 and therefore were not outstanding as of 2011 fiscal year end.

Option Exercises and Stock Vested

           The following table provides certain summary information concerning the exercise of non-qualified Option Rights and vesting of Performance Units and Restricted Stock Units awards made under the Plan for each of the named executive officers for the fiscal year ended December 31, 2011.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)		Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)		Value Realized on Vesting ($)(4)
(a)	(b)		(c)	(d)		(e)

Scott L. Thompson	-0-		$-	48,957	(5)	$3,080,668
H. Clifford Buster, III	30,000	(6)	$1,839,868	8,640	(7)	$452,995
R. Scott Anderson	137,054	(8)	$8,121,266	11,962	(9)	$627,168
Vicki J. Vaniman	33,000	(10)	$2,015,392	14,832	(11)	$777,642
Rick L. Morris	31,000	(12)	$1,918,382	7,656	(13)	$401,404

(1)
Represents the gross number of Shares acquired upon exercise of vested options without taking into account any Shares that may have been withheld to cover option exercise price and/or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of Shares of Common Stock to which the exercise of the option related, by (ii) the difference between the per-share selling price of the Common Stock on the date of the exercise and the exercise price of the options.

(3)
Represents the vesting and settlement on May 13, 2011, May 23, 2011, and October 13, 2011 of a portion of Restricted Stock Units granted May 14, 2009, May 23, 2009, and October 13, 2008, respectively (for Mr. Thompson) and the settlement of Performance Units on March 1, 2011 for Performance Units granted on January 31, 2008 (for all named executive officers).

(4)
Represents the value of (a) vested Restricted Stock Units calculated by multiplying the gross number of vested Restricted Stock Units by the closing price of the Company’s common stock on the vesting date and (b) issued Performance Units calculated by multiplying the gross number of Shares awarded by the closing price of the Company’s common stock on the issuance date.

(5)
Represents (a) the vesting of the following Restricted Stock Units: 10,000 on May 13, 2011; 3,387 on May 23, 2011 and 16,670 on October 13, 2011, and includes a total of 5,616 Shares withheld by the Company to satisfy taxes, and (b) the issuance of 18,900 Performance Share Units on March 1, 2011 and includes 7,211 Shares withheld to satisfy taxes.

(6)	The options exercised by Mr. Buster had trading prices ranging from $61.72 to $62.44 per Share and were granted on October 21, 2008.

(7)	Represents the issuance of 8,640 Performance Share Units on March 1, 2011 and includes 3,297 Shares withheld by the Company to satisfy taxes.

(8)	The options exercised by Mr. Anderson had trading prices ranging from $61.23 to $63.89 per Share and included options granted between January 31, 2008 and October 13, 2008.

(9)	Represents the issuance of 11,962 Performance Share Units on March 1, 2011 and includes 4,564 Shares withheld by the Company to satisfy taxes.

(10)	The options exercised by Ms. Vaniman had trading prices ranging from $61.54 to $65.15 per Share and were granted on October 13, 2008.

(11)	Represents the issuance of 14,832 Performance Share Units on March 1, 2011, and includes 5,659 Shares withheld by the Company to satisfy taxes.

(12)	The options exercised by Mr. Morris had trading prices ranging from $61.24 to $69.56 per Share and were granted on October 13, 2008.

(13)	Represents the issuance of 7,656 Performance Share Units on March 1, 2011 and includes 2,921 Shares withheld by the Company to satisfy taxes.

Nonqualified Deferred Compensation

           The following table provides certain summary information concerning nonqualified deferred compensation of the named executive officers of DTG during the fiscal year ended December 31, 2011.

2011 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/Losses in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)(1)	(d)(2)	(e)	(f)

Scott L. Thompson	$-	$120,000	$1,617	$-	$288,350
H. Clifford Buster, III	$-	$63,750	$(3,268)	$-	$144,201
R. Scott Anderson	$-	$63,750	$(12,070)	$-	$186,889
Vicki J. Vaniman	$-	$45,000	$496,686	$-	$1,659,961
Rick L. Morris	$-	$37,500	$40	$-	$109,179

(1)
The amount shown in column (c) for each named executive officer is also reported as compensation to such named executive officer in column (i) of the Summary Compensation Table.  These contributions were made pursuant to the Deferred Compensation Plan.

(2)
The total amount shown in column (d) for each named executive officer is the aggregate earnings during the last fiscal year, and reflects the increase in the value of the Common Stock in the participant’s deferred compensation account during 2011 and/or market rate of interest, and is not shown as compensation to such named executive officers in any column of the Summary Compensation Table.

           For more information on the Deferred Compensation Plan and its predecessor plans, see “Compensation Discussion and Analysis – Discussion of Elements of Compensation – Supplemental Retirement and Other Elements of Compensation.”

Potential Payments Upon Termination or Change in Control

           Introduction

           The tables set forth below provide certain summary information concerning the amount of compensation that would be payable to each of the named executive officers, excluding Mr. Anderson who retired on December 31, 2011, upon a termination of employment or upon a change in control of DTG.  The amounts in the tables assume that such termination or change in control was effective as of December 31, 2011, and therefore include amounts earned through such date and are estimates of the amounts which would be paid out to each executive.  None of the named executive officers have any agreement that provides, nor do any of the named executive officers participate in a plan that provides for the payment of any severance or provision of any benefit continuation in the event of a termination of employment other than a termination of employment that follows a change in control of DTG.  The amounts listed below under “severance” and “benefit continuation” (other than amounts relating to a change in control) are those that may be provided, in the sole discretion of the Company, to the executive pursuant to general severance guidelines (the “Severance Guidelines”) established by the Company and applicable to all employees generally.  Any payments to be made pursuant to the Deferred Compensation Plan and its predecessor plans are payable in accordance with their terms and are not referenced below.  For more information, see the “2011 Nonqualified Deferred Compensation Table” above and the description of such plan in “Compensation Discussion and Analysis — Discussion of Elements of Compensation — Supplemental Retirement and Other Elements of Compensation” section above.  Mr. Thompson is party to the Employment Continuation Agreement and Messrs. Buster and Morris and Ms. Vaniman participate in the Employment Continuation Plan (together, the “Employment Continuation Arrangements”), both of which provide certain payments and benefits in the event of a change in control or a termination of employment thereafter.  The actual payments to be made, and value of benefits to be provided, can only be determined at the time of such executive’s separation from DTG.    The actual severance and benefits received under each scenario are discussed in the narrative preceding each table.

           Payments Made Upon Involuntary Termination With Cause or Voluntary Termination (Other Than Retirement)

In general, no payments are made (other than payments required by law, such as accrued vacation) and no benefits are provided, and all outstanding Option Rights, as well as any outstanding Performance Units or Restricted Stock Units, are forfeited.  In the absence of a change in control of the Company, “cause” means misconduct of the named executive officer that is willful or involves gross negligence, as determined by DTG.

Payments Made Upon Involuntary Termination Without Cause or Due to a Reduction in Force

           The Severance Guidelines provide that in the event of an involuntary termination without cause, the Company, with the approval of the Human Resources and Compensation Committee, has the discretion to provide the named executive officers with (i) a minimum of 26 weeks of salary plus a prorated bonus pursuant to the annual Incentive Plan, (ii) continuation of health benefits during the period of salary continuation and (iii) continuation of the vehicle allowance for the period of salary continuation.  The table below utilizes a one-year severance for salary and the actual incentive compensation amount paid to the named executive officers for 2011.  In no event do the Severance Guidelines or any other guidelines, agreements or policies entitle the named executive officers to such payments and benefits.  In general, (a) unvested Option Rights are forfeited and vested Option Rights are exercisable until the earlier of six months after termination and the expiration date of the Options Rights and (b) unvested Performance Units will be prorated (based on the days employed by the Company during the Performance Period and at the current accounting accrual rate at the time of termination) and paid by March 15 of the year following the Performance Period and based on actual Company performance during the Performance Period.

If the Performance Period has not been completed, all units are forfeited.    Restricted Stock Units are also prorated based on days of service with the exception of the May 14, 2009 grant to Mr. Thompson, which provides that the Restricted Stock Units will be forfeited to the extent not vested.  Notwithstanding the foregoing, in the event the termination is in connection with a reduction in force, vested Option Rights may be exercised (if prior to the stated expiration date) for a period equal to the greater of (a) six months after termination and (b) two times the number of weeks of salary for the period of salary continuation, but not to exceed one year.

INVOLUNTARY TERMINATION WITHOUT CAUSE OR DUE TO REDUCTION IN FORCE
			Equity Awards
Name	Severance ($)	Benefits Continuation ($)	Vesting of Performance Shares or Units ($)	Vesting of Restricted Stock & Options ($)	Accrued Vacation ($)	Total ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)

Scott L. Thompson	$2,800,000	$21,105	$1,051,013	$214,633	$98,462	$4,185,213

H. Clifford Buster, III	$1,425,000	$20,870	$373,693	$-	$52,308	$1,871,871

Vicki J. Vaniman	$600,000	$19,544	$210,203	$-	$36,923	$866,670

Rick L. Morris	$550,000	$25,832	$163,491	$-	$30,769	$770,092

(1)	The amounts in column (b) for each named executive officer include one year of base salary and the actual incentive compensation earned for 2011.

Payments Made Upon Retirement, Death or Disability

In general, no severance payments are made, and no benefits are provided, upon a termination of employment as the result of the named executive officer’s retirement, death or disability.  In the case of retirement, Option Rights continue to vest in accordance with the option grant agreements, and vested Option Rights are exercisable for up to three years from the retirement date, but in no event shall any Option Right be exercisable after the expiration date.  Restricted Stock Units will be prorated as of the date of retirement, and the remaining unvested Restricted Stock Units are forfeited (with the exception of the May 14, 2009 Restricted Stock Unit grant, which will continue to vest in accordance with the terms of the grant).  All Performance Units will be forfeited if the termination occurs prior to the completion of the Performance Period.  For retirement under the December 3, 2010 Performance Units Grant Award, all outstanding Performance Units will vest in full if retirement occurs following completion of the Performance Period.  All unvested Performance Units granted under the December 9, 2011 Performance Units Grant Award will be forfeited upon retirement.  In the event of death or disability, unvested Option Rights are forfeited, and vested Option Rights are exercisable for up to six months from the date of death or disability, provided that in no event shall any Option Right be exercisable after the expiration date.  All Performance Units will be forfeited if the termination occurs prior to the completion of the Performance Period, and if occurring after the completion of the Performance Period, all unvested Performance Units will be prorated (based on the days employed from the first day of the Performance Period to the date of termination at the current accounting accrual rate at the time of termination), and paid by March 15 of the year following termination.  Restricted Stock Units are also prorated based on days of employment with the exception of the May 14, 2009 grant to Mr. Thompson, which provides that the Restricted Stock Units will continue to vest as scheduled, pursuant to the grant agreement.

“Retirement” for the purposes of the Performance Units Grant Agreements dated December 3, 2010 and December 9, 2011 is defined as the voluntary termination of employment by a named executive officer if, as of the date of such termination, he or she is age 62 or older with at least five years of service with the Company.  As of December 31, 2011, none of the named executive officers qualify for Retirement as defined under these Agreements.

PAYMENTS MADE UPON RETIREMENT, DEATH OR DISABILITY
			Equity Awards
Name	Severance ($)	Benefits Continuation ($)	Vesting of Performance Shares or Units ($)	Vesting of Restricted Stock &Options ($)	Accrued Vacation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Scott L. Thompson	$-	$-	$1,051,013	$214,633	$98,462	$1,364,108

H. Clifford Buster, III	$-	$-	$373,693	$-	$52,308	$426,001

Vicki J. Vaniman	$-	$-	$210,203	$-	$36,923	$247,126

Rick L. Morris	$-	$-	$163,491	$-	$30,769	$194,260

Payments Made Upon a Change in Control

DTG has entered into an Employment Continuation Agreement with Mr. Thompson and an Employment Continuation Plan in which Messrs. Buster and Morris and Ms. Vaniman (the “Participating NEOs”) are participants.  The following is a description of the payments and benefits provided pursuant to the Employment Continuation Arrangements in the event of a change in control and in the event the executive’s employment is terminated within the two-year period immediately following a change in control.  Where provided, “prorata bonuses” are determined based upon the greater of actual performance and target payout within the meaning of the applicable bonus plan, and “continuation of benefits” means the perquisites, benefits and service credits for benefits provided under any retirement, deferred compensation, income and welfare benefit policies, plans and arrangements in which the employee is entitled to participate.

Generally, a change in control of DTG is deemed to occur upon the happening of any of the following events:

1.
DTG is merged, consolidated or reorganized into another corporation or other legal person, unless, in each case, immediately following such merger, consolidation or reorganization, the stock entitled to vote generally in the election of the Board (the “Voting Stock”) of DTG outstanding immediately prior to such merger, consolidation or reorganization continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such merger, consolidation or reorganization (including, without limitation, an entity which as a result of such merger, consolidation or reorganization owns DTG or all or substantially all of DTG’s assets either directly or through one or more subsidiaries);

2.
DTG sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, unless, in each case, immediately following such sale or transfer, the Voting Stock of DTG outstanding immediately prior to such sale or transfer continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such sale or transfer (including, without limitation, an entity which as a result of such transaction owns DTG or all or substantially all of DTG’s assets either directly or through one or more subsidiaries);

3.
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more or the combined voting power of the Voting Stock of DTG then outstanding after giving effect to such acquisition; or

4.
Individuals who, as of December 9, 2008, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 9, 2009 whose election or nomination for election by DTG’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of DTG in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board.

Notwithstanding the foregoing, a change in control shall not be deemed to occur unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(j)(5), or any successor regulation thereto.

Involuntary Termination Without Cause or for Good Reason

In the event of an involuntary termination without cause or for good reason on the date of or within the two years immediately following the occurrence of a change in control, the named executive officer will receive (a) a severance payment equal to three times base salary (Mr. Thompson) or two and one-half times base salary (the Participating NEOs), plus (b) three times (Mr. Thompson) or two and one-half times (the Participating NEOs) incentive pay which is defined as the greater of (i) the average of the annual bonus made during the last two fiscal years, (ii) the amount of the annual bonus made or to be made in the fiscal year immediately preceding the fiscal year in which the change in control occurs, and (iii) the target bonus opportunity for the fiscal year in which the change in control occurs, plus (c) the greater of the actual or target annual bonus amount, prorated for the year of termination and (d) benefit continuation for three years (Mr. Thompson) or two and one-half years (the Participating NEOs).  The 2011 Incentive Plan specified target bonus opportunities to be used for purposes of this calculation.  All Option Rights are immediately vested and exercisable for the term of the grant.  Restricted Stock Units will also immediately vest and become non-forfeitable.  The one-year Performance Period for the Performance Units granted in both December 2010 and December 2011 will be deemed to have been completed and all management objectives deemed to have been met, and all outstanding Performance Units will immediately vest in accordance with the terms of each grant agreement.

In addition, the named executive officers will be provided with outplacement benefits of up to $35,000 for Mr. Thompson and up to $20,000 for each of the Participating NEOs.  The named executive officers will also be entitled to a vehicle allowance for three years (Mr. Thompson) or two and one-half years (the Participating NEOs) in accordance with the policies and procedures of DTG, and Mr. Thompson will receive the benefit of a tax-gross up.

The Employment Continuation Arrangements define “cause” as:  (i) a criminal violation involving fraud, embezzlement or theft in connection with the employee’s duties or in the course of employment with the Company; (ii) intentional wrongful damage to property of the Company; or (iii) intentional wrongful disclosure of secret processes or confidential information of the Company and, in each case, such shall have been materially harmful to the Company.  Good reason exists if (a) there is a failure to re-elect or maintain the executive in the same office or position with the Company, (b) there is a significant adverse change in the named executive officer’s authority, power and responsibilities, (c) there is a material reduction in pay, (d) there is a reduction, termination or denial of employee benefits, (e) the named executive officer determines that a change in DTG’s business has made him or her unable to substantially carry out his or her responsibilities, (f) the successor entity is liquidated, dissolved, merged, consolidated or reorganized or all of its assets are transferred unless the successor entity assumed all of the duties and obligations of DTG under the Employment Continuation Agreement, (g) DTG or the named executive officer’s work location is relocated in excess of 50 miles from the location prior to the change in control or in the case of Mr. Thompson, requires him to travel at least 20% more than the average number of days of travel required during the three full years prior to the change in control without his consent, or (h) DTG or its successor materially breaches the Employment Continuation Agreement or Employment Continuation Plan, as applicable.  With respect to items (a) – (h), DTG has a 10-day period within which to remedy the default under the Employment Continuation Agreement and a 30-day period under the Employment Continuation Plan.

           In addition, Mr. Thompson may terminate employment with DTG for any reason, or without reason, during the 30-day period immediately following the one year anniversary of the occurrence of the change in control and still receive all of the payments that he would have received in the event of an involuntary termination without cause due to a change in control of DTG.

INVOLUNTARY TERMINATION WITH CHANGE IN CONTROL
			Equity Awards
Name	Severance	Benefits Continuation	Vesting of Performance Share or Units	Vesting of Restricted Stock & Options	Accrued Vacation	Outplacement Services	Gross-Up	Total
(a)	(b)(1)	(c)	(d)(2)	(e)(3)	(f)	(g)	(h)	(i)

Scott L. Thompson	$10,400,000	$63,314	$6,463,920	$12,946,190	$98,462	$35,000	$5,847,316	$35,854,202

H. Clifford Buster, III	$4,562,500	$52,176	$2,318,580	$5,923,800	$52,308	$20,000	$-	$12,929,364

Vicki J. Vaniman	$1,800,000	$48,861	$1,264,680	$3,949,200	$36,923	$20,000	$-	$7,119,664

Rick L. Morris	$1,675,000	$64,581	$983,640	$3,949,200	$30,769	$20,000	$-	$6,723,190

(1)
The amounts in column (b) for each named executive officer include three times base salary (Mr. Thompson) or two and one-half times base salary (the Participating NEOs) plus three times (Mr. Thompson) or two and one-half times (the Participating NEOs) the incentive compensation opportunity designated as the target for purposes of the Employment Continuation Arrangements for the year 2011 (which in this case is the actual incentive compensation paid), plus  the actual incentive compensation for the year 2011, as the change in control date is assumed to be December 31, 2011.

(2)	The amounts in column (d) for the named executive officers include the value of the granted awards under the December 3, 2010 and the December 9, 2011 Performance Units Grant Agreements.

(3)	The amounts in column (e) for the named executive officers include the value of the outstanding and unvested Option Rights and Restricted Stock Units.

Continued Employment

In the event the named executive officer’s employment continues following a change in control of DTG, as of the date of the change in control, the Performance Periods for 2011 and 2012 will be deemed to have been completed and all management objectives deemed to have been met, and the Performance Units will continue to vest in accordance with the terms of that grant agreement.   Mr. Thompson will also receive the unvested portion of the Restricted Stock Unit grant dated May 23, 2008 (with reinstatement rights of the forfeited portion of the awards should a termination of employment occur within two years following the change in control).  All outstanding non-qualified Option Rights shall immediately vest and remain exercisable until the applicable expiration date.  The Restricted Stock Units granted to Mr. Thompson, other than those granted on May 23, 2008 discussed above, will immediately vest and become non-forfeitable.

CHANGE IN CONTROL - CONTINUED EMPLOYMENT
			Equity Awards
Name	Severance	Benefits Continuation	Vesting of Performance Shares or Units	Vesting of Restricted Stock & Options	Accrued Vacation	Outplacement Services	Total
(a)	(b)	(c)	(d)	(e)(1)	(f)	(g)	(h)

Scott L. Thompson	$-	$-	$-	$12,922,894	$-	$-	$12,922,894

H. Clifford Buster, III	$-	$-	$-	$5,923,800	$-	$-	$5,923,800

Vicki J. Vaniman	$-	$-	$-	$3,949,200	$-	$-	$3,949,200

Rick L. Morris	$-	$-	$-	$3,949,200	$-	$-	$3,949,200

(1)
The amounts in column (e) include the full vesting of all outstanding and unvested Option Rights and Restricted Stock Units with the exception of the May 23, 2008 grant of Restricted Stock Units to Mr. Thompson.  These Restricted Stock Units are included in column (e) on a pro rata basis based on the days of employment from May 23, 2008 through December 31, 2011 (with reinstatement rights of the forfeited units if employment is terminated within two years of the change in control).

Other Terms

Pursuant to the Employment Continuation Arrangements, each named executive officer covenants and agrees not to disclose any confidential or proprietary information of DTG or its subsidiaries, or, without DTG’s consent, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any employee of DTG or its subsidiaries to give up, or not to commence, employment or a business relationship with DTG or its subsidiaries.  In addition, each named executive officer is required to execute a release, the form of which is contained in the Employment Continuation Arrangements in order to receive any benefits under the Employment Continuation Arrangements.

Upon death or disability of a named executive officer, he or she is not entitled to any severance compensation or benefits under the Employment Continuation Arrangements.

Retirement Arrangements

In connection with the retirement of Mr. Anderson as Senior Executive Vice President, and in order to ensure an orderly transition of leadership, DTG entered into a Retirement and Consulting Agreement (the “Agreement”) with Mr. Anderson effective December 31, 2011.  Pursuant to the Agreement, Mr. Anderson agreed to serve as a consultant to the Company for the period commencing January 1, 2012 and ending on December 31, 2012 (the “Consulting Period”), subject to his compliance with the restrictive covenants described below.  The Company will pay Mr. Anderson a monthly retainer in the amount of $16,667 per month during the Consulting Period.  Mr. Anderson has agreed not to compete with the Company and not to solicit Company employees during the Consulting Period, and to not disclose the Company’s confidential information.  As a result of his retirement, Mr. Anderson received the cash portion of incentive compensation awarded to him pursuant to the 2011 Incentive Plan and is entitled to receive a payout of his amounts deferred under the Company’s nonqualified deferred compensation plan six months following his separation from service.  In addition, all Performance Units granted to Mr. Anderson on December 3, 2010 (16,000) were forfeited pursuant to the terms of that agreement.  Mr. Anderson’s Option Rights shall continue to vest in accordance with their terms.

Equity Compensation Plan Information

The following table sets forth certain information for the fiscal year ended December 31, 2011 with respect to the Plan under which the Common Stock of the Company is authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	1,574,533	$5.11	247,517
Equity compensation plans not approved by security holders	None	None	None
Total	1,574,533	$5.11	247,517 (1)

(1)
At December 31, 2011, total Common Stock authorized for issuance was 2,083,550 Shares, which included 1,574,533 unexercised Option Rights, and 261,500 Performance Units, assuming a maximum payout for all nonvested Performance Units. The remaining Common Stock available for future issuance at December 31, 2011 is 247,517 Shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

DTG has established policies and procedures as part of its overall corporate compliance policies for the review and approval, ratification or disapproval of related party transactions.  Related parties include directors, director nominees, executive officers, beneficial owners of more than 5% of the Shares and their respective immediate family members.  Transactions subject to review include any business or commercial transaction, arrangement or relationship.  The Governance Committee is authorized to review and determine whether any related party transaction should be approved or ratified.  In making this determination, the Governance Committee considers whether the transaction is fair and reasonable to the Company and consistent with the best interests of the Company and its stockholders.  If the Governance Committee determines not to approve or ratify a related party transaction, the matter may be referred to legal counsel for review and consultation regarding possible further action, including termination of the transaction on a prospective basis, rescission of the transaction or modification of the transaction in a manner that would permit it to be ratified and approved by the Governance Committee.  There have been no related party transactions since January 1, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the SEC initial reports of beneficial ownership and statements of changes in beneficial ownership of Common Stock, as well as annual statements of beneficial ownership.  The Company’s directors, executive officers and greater-than-10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.  The Company files Section 16(a) reports on behalf of its directors and executive officers to report their initial and subsequent changes in beneficial ownership of the Common Stock.  To the Company’s knowledge, based solely upon a review of forms the Company filed on behalf of its directors and executive officers, and all Section 16(a) forms furnished to the Company during the fiscal year ended December 31, 2011, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors and executive officers were met.

CODE OF ETHICS

DTG has a Code of Business Conduct that is applicable to all directors, officers and other employees.  The Code of Business Conduct is located on DTG’s website at www.dtag.com under the heading “About DTG.”  DTG will provide, without charge, a copy of the Code of Business Conduct to any stockholder upon written request to the Investor Relations Department, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  We intend to satisfy any disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver of, a provision of the Code of Business Conduct by posting such information on the Company’s website (www.dtag.com) under the heading “About DTG.”

ANNUAL REPORT ON FORM 10-K

DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, including related financial statements and schedules, is available to stockholders, without charge, upon written request to the Investor Relations Department, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  DTG reserves the right to charge a reasonable fee for exhibits.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING

Any stockholder proposal under SEC Rule 14a-8 intended to be presented at DTG’s Annual Meeting of Stockholders to be held in 2013 must be received by the Secretary not later than the close of business on December 27, 2012 if the stockholder wishes the proposal to be included in DTG’s proxy materials relating to such Annual Meeting of Stockholders.  Such proposals, including any accompanying supporting statement, may not exceed 500 words and should be addressed to:  Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

In addition, DTG’s By-laws contain certain advance notice and procedural requirements applicable to director nominations by stockholders and stockholder proposals, irrespective of whether the proposal is to be included in DTG’s proxy materials, which provide that the deadline for submitting proposals is not less than 90 nor more than 120 days before the Annual Meeting of Stockholders to be held in 2013, and a proposal received outside of this time frame will be untimely and not considered for the Annual Meeting of Stockholders to be held in 2013; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, then any such proposal will be considered timely if received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such nominations and proposals, including any accompanying supporting statement, should be addressed to:  Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  The notice of any such nomination or proposal must meet all other requirements contained in the By-laws, a copy of which can be obtained from the Secretary at the address set forth above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting of Stockholders other than the matters set forth in the Notice of Annual Meeting of Stockholders.  If any other matters properly come before the meeting, the holders of the proxies intend to vote the Shares represented thereby in accordance with their best judgment.

By Order of the Board of Directors

/s/ Vicki Vaniman

Vicki J. Vaniman
Secretary

Tulsa, Oklahoma
April 26, 2012

EXHIBIT A

Proposed Amendment to Plan

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on December 9, 2008 and amended effective March 31, 2009, May 14, 2009, and April 2, 2012, and originally adopted by the stockholders of DTAG on May 20, 2005 (the “Plan”), is hereby further amended as follows effective April 2, 2012, subject to stockholder approval as provided below:

1.	By deleting the first sentence of Section 3(a) of the Plan in its entirety and replacing it with the following:

“(a) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 950,000 Common Shares, plus (i) any Common Shares that remain available for issuance or transfer under the Plan, and (ii) any shares relating to awards heretofore or hereafter made under the Plan, that expire or are forfeited (including Performance Shares) or are cancelled.”

2.	By deleting Section 21 of the Plan in its entirety and amending and restating it to read as follows:

21.  Termination. No grant will be made under this Plan after June 30, 2018, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

This Fourth Amendment (the “Fourth Amendment”) was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on April 2, 2012.  This Fourth Amendment shall become effective and operative if, and only if, (a) a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders of DTAG to be held on June 7, 2012 (or any adjournment or adjournments thereof) or at any other duly held meeting or meetings within twelve (12) months after April 2, 2012 are in favor of this Fourth Amendment, and (b) the total number of votes actually cast on this Fourth Amendment represent more than 50% in interest of all stockholders entitled to vote on this Fourth  Amendment.  A failure to obtain such a vote within such time shall make all provisions of this Fourth Amendment null and void from inception.

APPENDIX A

Corporate Adjusted EBITDA means earnings, excluding the impact of the (increase) decrease in fair value of derivatives, before non-vehicle interest expense, income taxes, non-vehicle depreciation, amortization, and certain other items as shown below. The Company believes Corporate Adjusted EBITDA is important as it provides a supplemental measure of the Company's liquidity by adjusting earnings to exclude certain non-cash items, taxes and corporate-level capital structure decisions (i.e. non-vehicle interest), thus, allowing the Company’s management, including the chief operating decision maker, as well as investors and analysts, to evaluate the Company’s operating cash flows based on the core operations of the Company.  Additionally, the Company believes Corporate Adjusted EBITDA is a relevant measure of operating performance in providing a measure of profitability that focuses on the core operations of the Company while excluding certain items that do not directly reflect ongoing operating performance.  The Company’s management, including the chief operating decision maker, uses Corporate Adjusted EBITDA to evaluate the Company’s performance and in preparing monthly operating performance reviews and annual operating budgets.  The items excluded from Corporate Adjusted EBITDA, but included in the calculation of the Company’s reported net income, are significant components of its consolidated statements of income, and must be considered in performing a comprehensive assessment of overall financial performance.  Corporate Adjusted EBITDA is not defined under GAAP and should not be considered as an alternative measure of the Company's net income, cash flow, or liquidity.  Corporate Adjusted EBITDA amounts presented may not be comparable to similar measures disclosed by other companies.
	Year Ended December 31,
	2008	2009	2010	2011
	(in millions)
Reconciliation of Net Income (Loss) to
Corporate Adjusted EBITDA

Net income (loss) - as reported	$(346.7)	$45.0	$131.2	$159.6

(Increase) decrease in fair value of derivatives	36.1	(28.8)	(28.7)	(3.2)
Non-vehicle interest expense	17.6	12.8	9.6	10.7
Income tax expense (benefit)	(110.1)	36.0	90.2	101.7
Non-vehicle depreciation	22.7	19.2	20.2	19.4
Amortization	7.4	8.0	7.3	7.5
Non-cash stock incentives	3.9	4.7	4.8	3.2
Goodwill and long-lived asset impairment	366.8	2.6	1.1	-
Other	-	(0.1)	-	(0.3)

Corporate Adjusted EBITDA	$(2.3)	$99.4	$235.7	$298.6

Reconciliation of Corporate Adjusted EBITDA
to Cash Flows From Operating Activities

Corporate Adjusted EBITDA	$(2.3)	$99.4	$235.7	$298.6

Vehicle depreciation, net of gains/losses from disposal	538.3	425.6	299.1	270.9
Non-vehicle interest expense	(17.6)	(12.8)	(9.6)	(10.7)
Change in assets and liabilities and other	(11.2)	23.7	(63.2)	8.5
Net cash provided by operating activities	$507.2	$535.9	$462.0	$567.3

Memo:
Net cash provided by / (used in) investing activites	$(198.4)	$279.0	$(59.1)	$(402.5)
Net cash used in financing activities	$(180.2)	$(644.1)	$(340.1)	$(119.3)

PROXY - DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders

June 7, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 7, 2012

Stockholders may view the Proxy Statement, our form of proxy and our 2011 Annual Report to Stockholders over the Internet by accessing the website www.proxydocs.com/dtg.

The undersigned stockholder of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, hereby appoints Kimberly D. Paul and Michael H. McMahon, or either of them voting singly in the absence of the other, attorneys and proxies with full power of substitution and revocation, to vote all shares of Common Stock of Dollar Thrifty Automotive Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Doubletree Hotel Warren Place in the Parkview East Room, 6110 South Yale Avenue, Tulsa, Oklahoma 74136, on June 7, 2012, at 9:00 a.m., C.D.T., or any postponement or adjournment thereof, in accordance with the instructions on the reverse side.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, “FOR” PROPOSAL NO. 4, AND “FOR” PROPOSAL NO. 5.

In their discretion, the proxies, or each of them singly, are authorized to vote upon such other business as may properly come before the meeting (or any postponement or adjournment thereof), including to vote for the election as director(s) of such substitute nominee(s) as such proxies may select in the event that any nominee(s) named above become(s) unable or for good cause unwilling to serve.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, the proxy will be voted “FOR” all director nominees in Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3, “FOR” Proposal No. 4, and “FOR” Proposal No. 5.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE BY MARKING, SIGNING AND DATING THIS PROXY ON THE REVERSE SIDE AND RETURNING IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed on reverse side)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example.   ☒
Please do not write outside the designated areas.

Annual Meeting of Stockholders Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

A.	Proposals -- The Board of Directors recommends a vote FOR the election of the director nominees in Proposal No. 1, FOR Proposal No. 2, FOR Proposal No. 3, FOR Proposal No. 4, and FOR Proposal No. 5.

1.	Election of Directors:

		For	Withhold

	01 - Thomas P. Capo	_____	_______

	02 - Maryann N. Keller	_____	_______

	03 - Hon. Edward C. Lumley	_____	_______

	04 - Richard W. Neu	_____	_______

	05 – John C. Pope	_____	_______

	06 – Scott L. Thompson	_____	_______

2.	Ratification of the appointment of	For	Against	Abstain
Ernst & Young LLP as the
independent registered public
accounting firm for the
	fiscal year 2012.	______	______	______

3.	Advisory vote to approve compensation	For	Against	Abstain
	of named executive officers.	______	______	______

4.	Approval of amendments to the	For	Against	Abstain
Dollar Thrifty Automotive Group, Inc.
Second Amended and Restated Long-Term
	Incentive Plan and Director Equity Plan.	______	______	______

5.	Approval of an amendment to Dollar	For	Against	Abstain
Thrifty Automotive Group, Inc.'s Certificate
of Incorporation to increase the authorized
	common share capital.	______	______	______

B.	Non-Voting Items

Change of Address -- Please print new address below.

__________________________________________________________

C.	Authorized Signatures -

This section must be completed for your vote to be counted -- Date and Sign Below

Please sign exactly as your name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy)	Signature 1	Signature 2
Please print date below.	Please keep signature within the box.	Please keep signature within the box.
_____/_____/______	_____________________________	________________________________